                                                                     EXHIBIT 4.2

________________________________________________________________________________

                           FOX KIDS WORLDWIDE, INC.

                                      and

                             The Bank of New York

                                  as Trustee

                              ___________________

                                   INDENTURE

                         Dated as of October 28, 1997
                              ___________________

         $618,670,000 10 1/4% Senior Discount Notes due 2007, Series A

         $618,670,000 10 1/4% Senior Discount Notes due 2007, Series B

________________________________________________________________________________

                               TABLE OF CONTENTS

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

                                   ARTICLE I
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 1.1. Definitions............................................   1
     Accreted Value.................................................   2
     Acquired Indebtedness..........................................   3
     Act............................................................   3
     Affiliate......................................................   4
     Asset Acquisition..............................................   4
     Asset Sale.....................................................   4
     Asset Sale Offer...............................................   5
     Asset Sale Offer Price.........................................   5
     Asset Sale Purchase Date.......................................   5
     Asset Sale Purchase Price......................................   5
     Attributable Value.............................................   5
     Authenticating Agent...........................................   5
     Average Life to Stated Maturity................................   5
     Bank Facility..................................................   6
     Board of Directors.............................................   6
     Board Resolution...............................................   6
     Business Day...................................................   6
     Capital Stock..................................................   6
     Capitalized Lease Obligation...................................   7
     Cash Equivalents...............................................   7
     Cash Interest Election.........................................   7
     Cash Interest Election Date....................................   7
     Cedel..........................................................   7
     Change of Control..............................................   8
     Change of Control Offer........................................   8
     Change of Control Purchase Date................................   8
     Change of Control Purchase Price...............................   8
     Code...........................................................   8
     Commission.....................................................   9
     Common Stock...................................................   9
     Company........................................................   9
     Company Request................................................   9
     Consolidated Cash Flow.........................................   9
     Consolidated Income Tax Expense................................   9
     Consolidated Interest Expense..................................  10
     Consolidated Net Income........................................  10
     Consolidated Net Tangible Assets...............................  11
     Consolidated Non-cash Charges..................................  11 control........................................................  11

___________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                    Page
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
     Corporate Trust Office.........................................  11
     Corporation....................................................  11
     Covenant Defeasance............................................  11
     Currency Agreement.............................................  12
     Deeply Subordinated Shareholder Loans..........................  12
     Default........................................................  12
     Default Amount.................................................  12
     Defeasance.....................................................  12
     Depository.....................................................  12
     Disinterested Member of the Board of Directors of the Company..  12
     Entertainment/Programming Business.............................  13
     Euroclear......................................................  13
     Event of Default...............................................  13
     Excess Proceeds................................................  13
     Exchange Act...................................................  13
     Existing Preferred.............................................  13
     Existing Subordinated Notes....................................  13
     Existing Subordinated Note Refinancing Debt....................  13
     Fair Market Value..............................................  13
     GAAP...........................................................  14
     Global Securities..............................................  14
     Government Securities..........................................  14
     guarantee......................................................  14
     Holder.........................................................  14
     Indebtedness...................................................  14
     Indenture......................................................  16
     Independent Financial Advisor..................................  16
     Initial Purchasers.............................................  16
     Initial Securities.............................................  16
     Interest Payment Date..........................................  16
     Interest Rate Protection Agreement.............................  16
     Interest Rate Protection Obligations...........................  16
     Investment.....................................................  16
     Issue Date.....................................................  17
     Lien...........................................................  17
     Marketable Securities..........................................  17
     Maturity Date..................................................  17
     Merrill Lynch..................................................  17
     Moody's........................................................  17
     Murdoch Family.................................................  17
     Net Cash Proceeds..............................................  17
     News Corp......................................................  18
     Non-U.S. Person................................................  18
     Notice of Default..............................................  18
     NPAL...........................................................  18
     Offer..........................................................  18
     Offer to Purchase..............................................  18
     Offering Memorandum............................................  21

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
     Officers' Certificate..........................................  21
     144A Global Security...........................................  21
     Opinion of Counsel.............................................  21
     Other Senior Debt Pro Rata Share...............................  21
     Outstanding....................................................  22
     Paying Agent...................................................  23
     Permitted Holder...............................................  23
     Permitted Indebtedness.........................................  23
     Permitted Investments..........................................  26
     Permitted Liens................................................  27
     Person.........................................................  30
     Preferred Stock................................................  30
     principal amount at maturity...................................  30
     Private Exchange Securities....................................  30
     Private Placement Legend.......................................  30
     Public Equity Offering.........................................  31
     Purchase Amount................................................  31
     Purchase Date..................................................  31
     Qualified Equity Interest......................................  31
     Qualified Institutional Buyer..................................  31
     Record Expiration Date.........................................  31
     Redeemable Capital Stock.......................................  31
     Redemption Date................................................  31
     Redemption Price...............................................  31
     Registrable Securities.........................................  31
     Registration Rights Agreement..................................  31
     Regular Record Date............................................  32
     Regulation S...................................................  32
     Regulation S Global Security...................................  32
     Replacement Assets.............................................  32
     Required Filing Dates..........................................  32
     Responsible Officer............................................  32
     Restricted Payments............................................  32
     Restricted Period..............................................  32
     Restricted Security............................................  32
     Restricted Subsidiary..........................................  33
     Restricted Subsidiary Indebtedness.............................  33
     Revocation.....................................................  33
     Rule 144A......................................................  33
     Sale-Leaseback Transaction.....................................  33
     S&P............................................................  33
     Securities.....................................................  33
     Securities Act.................................................  33
     Security Register..............................................  33
     Senior Notes...................................................  33
     Series A Preferred Stock.......................................  33
     Significant Subsidiary.........................................  34
     Special Purpose Vehicle........................................  34
     Special Record Date............................................  34

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
     Stated Maturity................................................  34
     Strategic Equity Investor......................................  34
     Subordinated Indebtedness......................................  34
     Subsidiary.....................................................  34
     Trustee........................................................  35
     Trust Indenture Act............................................  35
     Unrestricted Securities........................................  35
     Unrestricted Subsidiary........................................  35
     U.S. Government Obligation.....................................  35
     Vice President.................................................  35
     Voting Stock...................................................  35
SECTION 1.2. Compliance Certificates and Opinions...................  36
SECTION 1.3. Form of Documents Delivered to Trustee.................  36
SECTION 1.4. Acts of Holders; Record Dates..........................  37
SECTION 1.5. Notices to Trustee and Company.........................  40
SECTION 1.6. Notice to Holders; Waiver..............................  41
SECTION 1.7. Conflict with Trust Indenture Act......................  41
SECTION 1.8. Effect of Headings and Table of Contents...............  41
SECTION 1.9. Successors and Assigns.................................  42
SECTION 1.10. Separability Clause...................................  42
SECTION 1.11. Benefits of Indenture.................................  42
SECTION 1.12. Governing Law.........................................  42
SECTION 1.13. Legal Holidays........................................  42

                                  ARTICLE II
                                SECURITY FORMS

SECTION 2.1. Forms Generally........................................  43

                                  ARTICLE III
                                THE SECURITIES

SECTION 3.1. Title and Terms.......................................   43
SECTION 3.2. Denominations.........................................   44
SECTION 3.3. Execution, Authentication, Delivery and Dating........   45
SECTION 3.4. Temporary Securities..................................   46
SECTION 3.5. Registration, Registration of Transfer and Exchange...   47
SECTION 3.6. Mutilated, Destroyed, Lost and Stolen Securities......   48
SECTION 3.7. Payment of Interest; Rights Preserved.................   49
SECTION 3.8. Persons Deemed Owners.................................   50
SECTION 3.9. Cancellation..........................................   51
SECTION 3.10. Computation of Interest..............................   51
SECTION 3.11. CUSIP and CINS Numbers...............................   51
SECTION 3.12. Deposits of Monies...................................   52
SECTION 3.13. Book-Entry Provisions for Global Securities..........   52

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SECTION 3.14. Special Transfer Provisions..........................   53

                                  ARTICLE IV
                          SATISFACTION AND DISCHARGE

SECTION 4.1. Satisfaction and Discharge of Indenture................  57
SECTION 4.2. Application of Trust Money.............................  58

                                   ARTICLE V
                                   REMEDIES

SECTION 5.1. Events of Default......................................  59
SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.....  61
SECTION 5.3. Collection of Indebtedness and Suits for Enforcement
              by Trustee............................................  62
SECTION 5.4. Trustee May File Proofs of Claim.......................  63
SECTION 5.5. Trustee May Enforce Claims Without Possession of
              Securities............................................  64
SECTION 5.6. Application of Money Collected.........................  64
SECTION 5.7. Limitation on Suits....................................  65
SECTION 5.8. Unconditional Right of Holders to Receive Principal,
              Premium and Interest..................................  66
SECTION 5.9. Restoration of Rights and Remedies.....................  66
SECTION 5.10. Rights and Remedies Cumulative........................  66
SECTION 5.11. Delay or Omission Not Waiver..........................  67
SECTION 5.12. Control by Holders....................................  67
SECTION 5.13. Waiver of Past Defaults...............................  67
SECTION 5.14. Undertaking for Costs.................................  68
SECTION 5.15. Waiver of Stay or Extension Laws......................  68

                                  ARTICLE VI
                                  THE TRUSTEE

SECTION 6.1. Certain Duties and Responsibilities....................  69
SECTION 6.2. Notice of Defaults.....................................  70
SECTION 6.3. Certain Rights of Trustee..............................  70
SECTION 6.4. Not Responsible for Recitals or Issuance of Securities.  72
SECTION 6.5. May Hold Securities....................................  73
SECTION 6.6. Money Held in Trust....................................  73
SECTION 6.7. Compensation and Reimbursement.........................  73
SECTION 6.8. Conflicting Interests..................................  74
SECTION 6.9. Corporate Trustee Required; Eligibility................  74
SECTION 6.10. Resignation and Removal; Appointment of Successor.....  75
SECTION 6.11. Acceptance of Appointment by Successor................  77
SECTION 6.12. Merger, Conversion, Consolidation or Succession to
               Business.............................................  77

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SECTION 6.13.  Preferential Collection of Claims Against Company.....................................................   78
SECTION 6.14.  Appointment of Authenticating Agent...................................................................   78

                                                            ARTICLE VII
                                         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1.   Company to Furnish Trustee Names and Addresses of Holders.............................................   80
SECTION 7.2.   Preservation of Information; Communications to Holders................................................   80
SECTION 7.3.   Reports by Trustee....................................................................................   81
SECTION 7.4.   Reports by Company....................................................................................   81

                                                           ARTICLE VIII
                                       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.   Company May Consolidate, Etc. Only on Certain Terms...................................................   81
SECTION 8.2.   Successor Substituted.................................................................................   83

                                                            ARTICLE IX
                                           AMENDMENTS; WAIVERS; SUPPLEMENTAL INDENTURES

SECTION 9.1.   Amendments, Waivers and Supplemental Indentures Without Consent of Holders............................   83
SECTION 9.2.   Modifications, Amendments and Supplemental Indentures with Consent of Holders.........................   84
SECTION 9.3.   Execution of Supplemental Indentures..................................................................   85
SECTION 9.4.   Effect of Supplemental Indentures.....................................................................   86
SECTION 9.5.   Conformity with Trust Indenture Act...................................................................   86
SECTION 9.6.   Reference in Securities to Supplemental Indentures....................................................   86

                                                             ARTICLE X
                                                             COVENANTS

SECTION 10.1.  Payment of Principal, Premium and Interest............................................................   86
SECTION 10.2.  Maintenance of Office or Agency.......................................................................   86
SECTION 10.3.  Money for Security Payments to be Held in Trust.......................................................   87
SECTION 10.4.  Existence.............................................................................................   88
SECTION 10.5.  Maintenance of Properties.............................................................................   89
SECTION 10.6.  Payment of Taxes and Other Claims.....................................................................   89
SECTION 10.7.  Maintenance of Insurance..............................................................................   89
SECTION 10.8.  Limitation on Indebtedness............................................................................   90
SECTION 10.9.  Limitation on Restricted Payments.....................................................................   90

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SECTION 10.10. Limitation on Preferred Stock of Restricted Subsidiaries..............................................   95
SECTION 10.11. Limitation on Transactions with Affiliates............................................................   95
SECTION 10.12. Limitations on Liens..................................................................................   96
SECTION 10.13. Change of Control.....................................................................................   97
SECTION 10.14. Disposition of Proceeds of Asset Sales................................................................   98
SECTION 10.15. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries..............  101
SECTION 10.16. Limitations on Sale-Leaseback Transactions............................................................  103
SECTION 10.17. Limitations on Designation of Unrestricted Subsidiaries...............................................  103
SECTION 10.18. Provision of Financial Information....................................................................  105
SECTION 10.19. Statement by Officers as to Default; Compliance Certificates..........................................  106
SECTION 10.20. Waiver of Certain Covenants...........................................................................  106
SECTION 10.21. Calculation of Original Issue Discount................................................................  107

                                                            ARTICLE XI
                                                     REDEMPTION OF SECURITIES

SECTION 11.1.  Right of Redemption...................................................................................  107
SECTION 11.2.  Applicability of Article..............................................................................  107
SECTION 11.3.  Election to Redeem; Notice to Trustee.................................................................  108
SECTION 11.4.  Selection by Trustee of Securities to Be Redeemed.....................................................  108
SECTION 11.5.  Notice of Redemption..................................................................................  108
SECTION 11.6.  Deposit of Redemption Price...........................................................................  109
SECTION 11.7.  Securities Payable on Redemption Date.................................................................  110
SECTION 11.8.  Securities Redeemed in Part...........................................................................  110

                                                            ARTICLE XII
                                                DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1.  Company's Option to Effect Defeasance or Covenant Defeasance..........................................  111
SECTION 12.2.  Defeasance and Discharge..............................................................................  111
SECTION 12.3.  Covenant Defeasance...................................................................................  111
SECTION 12.4.  Conditions to Defeasance or Covenant Defeasance.......................................................  112
SECTION 12.5.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.........  115
SECTION 12.6.  Reinstatement.........................................................................................  115

                                                                            Page
                                                                            ----
Exhibit A-1     Form of Series A Security
Exhibit A-2     Form of Series B Security
Exhibit B       Form of Legend for Book-entry Securities
Exhibit C       Form of Certificate
Exhibit D       Form of Subordination Agreement

          INDENTURE, dated as of October 28, 1997, between Fox Kids Worldwide, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 10960 Wilshire Boulevard, Los Angeles, California 90024, and The Bank of New York, a New York banking corporation, having its principal corporate trust office located at 101 Barclay Street, New York New York 10286, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 10 1/4% Senior Discount Notes due 2007, Series A, and 10 1/4% Senior Discount Notes due 2007, Series B (the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1.   Definitions.
               -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

          (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture;

          (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

          Certain terms, used principally in Article VI, are defined in that Article.

          Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as
                            --- -----
if the transactions or events occurred on the first day of such period, unless otherwise specified.

          "Accreted Value" means (a) as of any date prior to the Cash Interest Election Date, if any (the "Specified Date"), with respect to each $1,000 principal face amount at maturity of Securities

            (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

          Semi-Annual                           Accreted
          Accrual Date                            Value
          ------------                         ----------
Issue Date.................................    $   606.14
November 1, 1997...........................    $   606.65
May 1, 1998................................    $   637.74
November 1, 1998...........................    $   670.43
May 1, 1999................................    $   704.79
November 1, 1999...........................    $   740.91
May 1, 2000................................    $   778.88
November 1, 2000...........................    $   818.80
May 1, 2001................................    $   860.76
November 1, 2001...........................    $   904.87
May 1, 2002................................    $   951.25
November 1, 2002...........................    $ 1,000.00;

          (ii) if the Specified Date occurs between two Semi-Annual Accrual dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

          (iii) if the Specified Date is on or after November 1, 2002, $1,000.00; and

          (b) on and after the Cash Interest Election Date, with respect to each $1,000 principal amount at maturity of Securities, the Accreted Value determined in accordance with the foregoing as of such Cash Interest Election Date (without any further accretion).

          "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Subsidiary of any other Person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming a Subsidiary.

          "Act," when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock, (iii) any officer or director of (A) any such specified Person, (B) any Subsidiary of such specified Person or (C) any Person described in clauses (i) or (ii) above or (iv) the spouse of any natural Person described in clauses (i),
(ii) or (iii) above or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such spouse.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary of the Company to any Person other than the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions for an aggregate consideration of more than $1,000,000, of (a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business (any disposition of obsolete or worn-out assets shall be deemed to be in the ordinary course of business). For purposes of Section 10.14, the following shall not be deemed an Asset Sale: (i) any sale or other disposition by the Company or a Restricted Subsidiary of the Company of the assets held for disposition or discontinuance of International Family Entertainment, Inc. ("IFE") identified in the Offering Memorandum for Fair Market Value or (ii) an Investment of cash not prohibited by this Indenture. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under Article VIII.

          "Asset Sale Offer" has the meaning specified in Section 10.14.

          "Asset Sale Offer Price" has the meaning specified in Section 10.14.

          "Asset Sale Purchase Date" has the meaning specified in Section 10.14.

          "Asset Sale Purchase Price" has the meaning specified in Section
10.14.

          "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 hereof to act on behalf of the Trustee to authenticate Securities.

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness and (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bank Facility" means the Amended and Restated Credit Agreement dated September 4, 1997 among the Company and certain of its Subsidiaries, the lenders named therein, and Citicorp USA, Inc., as Administrative Agent, and Citicorp Securities, Inc., as Arranger, including any initial or successive deferrals, renewals, waivers, extensions, replacements, refinancings (in whole or in part) or refundings thereof, or any amendments, modifications, restatements or supplements thereto and including any related notes, guarantees, security agreements, pledge agreements, mortgages and other collateral documents and other instruments and agreements executed in connection therewith.

          "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company (or members of a member managed limited liability company), general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, whose debt is rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized rating agency; (iii) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; and (v) money market instruments which are principally invested in Cash Equivalents referred to in the preceding clauses (i) through (iv).

          "Cash Interest Election" means the election of the Company on any Interest Payment Date to commence the accrual of cash interest from and after the Cash Interest Election Date.

          "Cash Interest Election Date" means the Interest Payment Date as of which the Company makes a Cash Interest Election.

          "Cedel" means Cedel Bank, Societe anonyme.
                                    ---------------

          "Change of Control" means the occurrence of any of the following events: (a)(i) the Permitted Holders cease to own at least 50% of the total Voting Stock of the Company or (ii) The News Corporation Limited, the Murdoch Family, or any of their respective Affiliates cease to own at least 30% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and immediately after such transaction, (ii) the Permitted Holders own at least 50% of the total Voting Stock of the surviving or transferee corporation and (iii) The News Corporation Limited, the Murdoch Family or any of their respective Affiliates own at least 30% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or any order, judgment or decree shall be entered against the Company decreeing the dissolution or splitup of the Company and such order shall remain undischarged or unstayed for a period in excess of 60 days.

          "Change of Control Offer" has the meaning specified in Section 10.13.

          "Change of Control Purchase Date" has the meaning specified in Section 10.13.

          "Change of Control Purchase Price" has the meaning specified in
Section 10.13.

          "Code" means the Internal Revenue Code, as amended from time to time, and the rules and regulations thereunder.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Cash Flow" means, with respect to any Person for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary and nonrecurring gains or losses) and (e) an amount equal to any extraordinary and nonrecurring losses (to the extent such losses were deducted in computing Consolidated Net Income), less (ii) non-cash items increasing Consolidated Net Income; provided, however, that if, during
                                          --------  -------
such period, such Person or any of its Restricted Subsidiaries shall have made any Asset Sales or Asset Acquisitions, Consolidated Cash Flow for such Person and its Restricted Subsidiaries for such period shall be adjusted to give pro
                                                                          ---
forma effect to the Consolidated Cash Flow directly attributable to the assets
-----
which are the subject of such Asset Sales or Asset Acquisitions during such period.

          "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, excluding accretion recorded based upon liabilities arising from purchase accounting adjustments from the acquisition of IFE, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all capitalized and accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (iii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock (other than payments made in respect of the redemption of such Redeemable Capital Stock (other than accrued and unpaid dividends thereon)) of such Person and its Restricted Subsidiaries on a consolidated basis, as determined on a consolidated basis in accordance with GAAP. In no event shall Consolidated Interest Expense include interest expense associated with Deeply Subordinated Shareholder Loans.

          "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income of such Person and its Restricted Subsidiaries derived from or in respect of Investments in Persons other than Restricted Subsidiaries except to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (v) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders and (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

          "Consolidated Net Tangible Assets" of any person means, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

          "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization (excluding amortization of programming costs) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, NY 10286.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Covenant Defeasance" has the meaning specified in Section 12.3.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

          "Deeply Subordinated Shareholder Loans" means any unsecured Indebtedness of the Company for money borrowed from and held by either (x) a Permitted Holder or (y) another person whose obligations have been guaranteed by a Permitted Holder, provided that, except to the extent expressly permitted by
                    --------
the covenant in Section 10.9, such Indebtedness of the Company (i) has been expressly subordinated in right of payment as to all payments of interest and principal to the Securities, (ii) provides for no payments of interest (other than payments in-kind) or principal prior to the earlier of (a) the end of the sixth month after final maturity of the Securities and (b) the payment in full cash of all Securities (or due provision therefor which results in the discharge of all obligations under this Indenture); provided, further, that the terms of
                                          --------  -------
any such Indebtedness shall be evidenced by a note in the form annexed hereto as Exhibit E and the Company shall have delivered the specified Opinions of Counsel as to the validity and enforceability of the subordination terms thereof.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Default Amount" means, (i) as of any date prior to the earlier of November 1, 2002 and the Cash Interest Election Date, the Accreted Value of all outstanding Securities as of such date and (ii) as of any date on or after the earlier of November 1 2002 and the Cash Interest Election Date, the principal amount at maturity of all Outstanding Securities, plus accrued and unpaid interest, if any, thereon.

          "Defeasance" has the meaning specified in Section 12.2.

          "Depository" means The Depository Trust Company or its successor.

          "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or who is an officer, director or an employee of any Person who has any direct or indirect financial interest in or with respect to such transaction or series of transactions (other than the Company or a Restricted Subsidiary of the Company).

          "Entertainment/Programming Business" means a business engaged primarily in the ownership, operation, acquisition, development, production, distribution or syndication of general entertainment or children's programming including, without limitation, any business engaged in by the Company and its Restricted Subsidiaries on the Issue Date.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

          "Event of Default" has the meaning specified in Section 5.1.

          "Excess Proceeds" has the meaning specified in Section 10.14.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Preferred" means the Series A Preferred Stock outstanding on the Issue Date.

          "Existing Subordinated Notes" means (i) the Subordinated Note of the Company issued to News America Holdings Incorporated in the principal amount (excluding accreted interest) of approximately $345.5 million outstanding on the Issue Date (before giving effect to the use of proceeds from the Offering and the Flextech Transaction (as defined in the Offering Memorandum) and (ii) the Subordinated Notes of the Company to Fox Broadcasting Company issued in the principal amount (excluding accreted interest) of approximately $108.6 million and which is to be repaid in May 2008 (before giving effect to the use of proceeds from the Offering). Notwithstanding anything herein to the contrary, the Company may amend the term of the Existing Subordinated Notes to make them Deeply Subordinated Shareholder Loans.

          "Existing Subordinated Note Refinancing Debt" means Indebtedness the proceeds of which is to purchase, redeem, acquire or retire all of the Existing Subordinated Securities.

          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, except with respect to any Asset Sale
             --------  -------
which involves an asset or assets constituting less than $25,000,000, the determination of the Fair Market Value of any asset or assets shall be approved by the Board of Directors of the Company, acting in good faith and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable at the date of this Indenture.

          "Global Securities" means one or more Regulation S Global Securities and 144A Global Securities.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities and liabilities for entertainment programming, participations or residuals incurred in the ordinary course of business, but including, without limitation, all ob-ligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,
(h) all obligations under or in respect of Interest Rate Protection Obligations of such Person, and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. In the case of Indebtedness of other Persons, the payment of which is secured by a Lien on property owned by a Person as referred to in clause (e) above, the amount of the Indebtedness of such Person attributable to such Lien at any date shall be the lesser of the Fair Market Value at such date of any asset subject to such Lien and the amount of the Indebtedness secured. In no event shall "Indebtedness" include (i) Deeply Subordinated Shareholder Loans so long as they are issued to and held by a Permitted Holder or (ii) the Existing Preferred to the extent the terms thereof are as in effect on the Issue Date.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Merrill Lynch, Citicorp Securities, Inc., Bear Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, and Morgan Stanley & Co. Incorporated.

          "Initial Securities" means the 10 1/4% Senior Discount Notes due 2007, Series A, of the Company.

          "Interest Payment Date" means May 1 and November 1 of each year, provided that no cash interest shall be paid on any Interest Payment Date,
--------
except as provided in this Indenture and in the Securities.

          "Interest Rate Protection Agreement" means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contri-bution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

          "Issue Date" means the original date of issuance of the Securities.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Marketable Securities" means Government Securities maturing no later than 30 days after the date of acquisition.

          "Maturity Date" means November 1, 2007.

          "Merrill Lynch" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Murdoch Family" means one or more of (a) K. Rupert Murdoch, his wife, parents, children or more remote issue, or brothers or sisters or children or more remote issue of a brother or sister, (b) any person directly or indirectly controlled by one or more of the persons referred to in clause (a) or (b) of this definition or can be removed or replaced by one or more of the persons referred to in clause (a) or (b) of this definition.

          "Net Cash Proceeds" means, with respect to an Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of
(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset

Sale, (ii) provisions for all taxes payable as a result of such Asset Sale and relocation costs, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in or a Lien upon the assets subject to the Asset Sale, (iv) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or property the subject of such Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

          "News Corp." means The News Corporation Limited.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation
S.

          "Notice of Default" means a written notice of the kind specified in
Section 5.2.

          "NPAL" means News Publishing Australia Limited.

          "Offer" has the meaning set forth in "Offer to Purchase" below.

          "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder of Securities at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount or Accreted Value of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise provided in Section 10.13 or 10.14 or otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the

Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial
                                                         --- -----
information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 of Accreted Value (if the Purchase Date is prior to the earlier of November 1, 2002 or the Cash Interest Election Date) or $1,000 aggregate principal amount at maturity (if the Purchase Date is on or after such earlier date) of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal face amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with
                                                        --- ----
     such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

          (12) that in the case of a Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions pertaining to the type of Offer to which it relates. References above to principal amount shall mean and refer to principal amount at maturity unless the context otherwise requires.

          "Offering Memorandum" means the Offering Memorandum dated October 22, 1997 pursuant to which the Securities were offered.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.20 shall be the principal executive, financial or accounting officer of the Company.

          "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount at maturity of Securities sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Other Senior Debt Pro Rata Share" means under this Indenture the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Securities and (y) Subordinated

Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Securities that are outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

          "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
                      ------

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be
                                 --------
     redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee, has been made;

        (iii) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

         (iv)  Securities as to which Defeasance has been effected pursuant to
     Section 12.2;

provided, however, that in determining whether the Holders of the requisite
--------  -------
principal amount at maturity of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

          "Permitted Holder" means any member of the Murdoch Family, The News Corporation Limited, Haim Saban and their respective Affiliates.

          "Permitted Indebtedness" means, without duplication:

          (a)  Indebtedness of the Company evidenced by the Securities;

          (b) Indebtedness of the Company and its Restricted Subsidiaries under the Bank Facility in an aggregate principal amount at any one time outstanding not to exceed $725 million, less any amounts permanently repaid in accordance with Section 10.14;

          (c) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (d) Indebtedness to third parties for the production of television programming by one or more special purpose partnerships, corporations, joint ventures or similar structures (in which any interest of the Company is held through a Special Purpose Vehicle), the production decisions in respect of which are controlled by the Company or a Restricted Subsidiary;

          (e) Indebtedness consisting of the liabilities and obligations, contingent or otherwise, incurred by the Company or its Restricted Subsidiaries in the ordinary course of business (other than for borrowed money) to acquire, produce, license or distribute television programming;

          (f) Indebtedness of the Company or any Restricted Subsidiary of the Company incurred in respect of performance bonds, bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in the aggregate amount not to exceed $10 million at any time; but excluding letters of credit issued to secure money borrowed;

          (g) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided that in the case of either clause (i) or
                            --------
     (ii) the notional principal amount of any such Interest Rate Protection Obligations that exceeds the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this Indenture;

          (h) Indebtedness of the Company or any Restricted Subsidiaries under Currency Agreements; provided that (x) such Currency Agreements relate to
                          --------
     Indebtedness or the purchase price of goods purchased or sold by the Company or any Restricted Subsidiary in the ordinary course of its business and (y) such Currency Agreements do not increase the Indebtedness or other obligations of the Company or a Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (i) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of another

     Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of this Indenture;

          (j) Indebtedness of the Company owed to and held by a Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the obligations of the Company under this Indenture and the Securities, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this Indenture;

          (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within five Business Days of incurrence;

          (l) Indebtedness of the Company, in addition to that described in clauses (a) through (k) of this definition, in an aggregate principal amount outstanding at any time not to exceed $150 million;

          (m) Indebtedness represented by obligations to purchase Capital Stock of the Company pursuant to agreements, as in effect on the Issue Date, with employees of the Company and its Restricted Subsidiaries upon the termination of their employment in an aggregate principal amount not to exceed $30 million during the term of this Indenture; and

          (n) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of any Restricted Subsidiary (in each case other than the

     Indebtedness to be refinanced, redeemed or retired as described under "Use of Proceeds" in the Offering Memorandum, and Indebtedness under clause (b) or (g) through (m) of this definition); provided, however, that (x) the
                                             --------  -------
     principal amount of Indebtedness incurred pursuant to this clause (n) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and (y) in the case of Indebtedness incurred pursuant to this clause (n) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity Date, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (C) is subordinated to the Securities in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Securities. Nothing in this clause (n) shall restrict the ability of the Company or any Restricted Subsidiary to refinance any Indebtedness pursuant to the terms of any other clause or provision of this Indenture, such as any refinancing contemplated by the definition "Bank Facility."

          "Permitted Investments" means any of the following: (i) Investments in the Company or in a Restricted Subsidiary; (ii) Investments in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; (iii) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or such Restricted Subsidiary; (iv) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted

Subsidiaries to hedge against fluctuations in interest rates on its outstanding Indebtedness; (v) Investments in the Securities; (vi) Investments in Cash Equivalents; (vii) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 10.14 to the extent such Investments are non-cash proceeds as permitted under such covenant;
(viii) advances to employees or officers of the Company in the ordinary course of business; (ix) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company; and (x) Investments in any Person engaged in the Entertainment/Programming Business not to exceed $65,000,000 at any time outstanding.

          "Permitted Liens" means the following types of Liens:

          (a)  any Lien existing as of the date of this Indenture;

          (b) Liens securing Indebtedness and other amounts owing under the Bank Facility;

          (c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence;

          (d)  Liens in favor of the Company or a Restricted Subsidiary;

          (e) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

          (f) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent for 90 days or more or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for

     90 days of more or being contested in good faith and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (h) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (j) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (k) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

          (l) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money
                  --------  -------
     Indebtedness shall not be secured by any property or assets of the Company other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

          (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Re-stricted Subsidiaries, including rights of offset and set-off;

          (o) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

          (p)  Liens on assets of Unrestricted Subsidiaries;

          (q) Liens securing Capitalized Lease Obligations or incurred in connection with Sale-Leaseback Transactions;

          (r) Liens securing other Indebtedness in an aggregate amount not to exceed 10% of the Company's Consolidated Net Tangible Assets as of the last day of the Company's most recently completed fiscal period for which financial information is available;

          (s) Liens in favor of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America or any other unions, guilds or collective bargaining units under the collective bargaining agreements, which Liens are incurred in the ordinary course of business solely to secure the payment of residuals and other collective bargaining obligations required to be paid by the Company or any of its Restricted Subsidiaries under any such collective bargaining agreement;

          (t) Liens arising in connection with completion guarantees entered into in the ordinary course of business and consistent with then current industry practices, securing obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries not yet due and payable;

          (u) Liens in favor of suppliers and/or producers of any programming that are incurred in the ordinary course of business solely to secure the purchase price of such programming and such directly related rights or the rendering of services necessary for the production of such programming; provided, however, that no such Lien shall extend to or cover any property
     --------  -------
     or assets other than the programming and the rights directly related thereto being so acquired or produced; and provided, further, that any
                                                --------  -------
     payment obligations secured by such Liens shall be their terms by payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of programming and/or such directly related rights;

          (v) Liens upon any item of programming and rights directly related thereto in favor of distributors of such item of programming that are incurred in each case in the ordinary course of business solely to secure delivery of such item of programming and the licensing of the rights in such item of programming directly related thereto; provided, however, that
                                                        --------  -------
     no such Lien shall extend to or cover any property or assets other than the item of programming being so delivered and the rights directly related
     thereto; and   provided, further, that any payment obligations secured by
                    --------  -------
     such Liens shall by their terms by payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of Product and/or such directly related rights; and

          (w)  Liens on assets or Capital Stock of a Special Purpose Vehicle.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock," as applied to any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal amount at maturity" means, with respect to the Securities, $1,000 per $1,000 face amount of Securities; provided, however, that if the
                                             --------  -------
Company shall have made a Cash Interest Election, the principal amount at maturity with respect to each Security shall be the Accreted Value of such Security as of the Cash Interest Election Date.

          "Private Exchange Securities" has the meaning set forth in the Registration Rights Agreement.

          "Private Placement Legend" shall mean the legend initially set forth on the Securities in the form set forth on Exhibit B-1.

          "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) for the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, which public equity offering results in net cash proceeds to the Company of not less than $100 million.

          "Purchase Amount," when used with respect to an Offer to Purchase, shall mean the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase.

          "Purchase Date" shall have the meaning set forth in the definition of "Offer to Purchase."

          "Qualified Equity Interest" in a Person means any interest in Capital Stock of such Person, other than Redeemable Capital Stock.

          "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

          "Record Expiration Date" has the meaning specified in Section 1.4.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the Holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Securities dated as of October 28, 1997 by and among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Security" means a permanent global Security in registered form representing the aggregate principal amount at maturity of Securities sold in reliance on Regulation S under the Securities Act.

          "Replacement Assets" has the meaning specified in Section 10.14.

          "Required Filing Dates" has the meaning specified in Section 10.19.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office, including, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 10.9.

          "Restricted Period" has the meaning set forth in Section 3.14.

          "Restricted Security" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and
--------  -------
conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under the Bank Facility.

          "Revocation" has the meaning set forth in Section 10.18.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "S&P" means Standard & Poor's Ratings Group, and its successors.

          "Securities" means securities designated in the first paragraph of the RECITALS OF THE COMPANY.

          "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Senior Notes" means the 9 1/4% Senior Notes due 2007 issued by the Company, pursuant to an indenture dated as of the date hereof.

          "Series A Preferred Stock" means the Series A Preferred Stock of the Company.

          "Significant Subsidiary" of any Person means a Restricted Subsidiary of such Person which would be a significant subsidiary of such Person as determined in accordance with the definition in Section 210.1-02(w) of Regulation S-X promulgated by the Commission and as in effect on the date of this Indenture.

          "Special Purpose Vehicle" means a Person which is, or was, established: (i) with separate legal identity and limited liability; (ii) as an Affiliate of the Company; and (iii) for the sole purpose of a single transaction, or series of related transactions, and which has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Strategic Equity Investor" means a corporation or entity with an equity market capitalization, a net asset value or annual revenues of at least $1.0 billion that primarily owns and operates businesses in the entertainment, cable television, programming or similar or related industries.

          "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

          "Subsidiary" means, with respect to any Person, (i) a corporation at least 50% of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indi-rectly, at the date of determination thereof, has at least a 50% ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Trustee" means the Person named as the "Trustee, in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however,
                                                            --------  -------
that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Securities.
---------

          "Unrestricted Subsidiary" means each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under Section 10.18.

          "U.S. Government Obligation" has the meaning specified in Section
12.4.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least 50% of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 1.2.   Compliance Certificates and Opinions.
               ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3.   Form of Documents Delivered to Trustee.
               --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.   Acts of Holders; Record Dates.
               -----------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.

Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          The ownership of Securities shall be proved by the Security Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities, provided that the Company may not set a record date for, and the
               --------
provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective
                        --------
hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount at maturity of Outstanding Securities on such record date; and provided, further, that for the purpose of determining
                         --------  -------
whether Holders of the requisite principal amount at maturity of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount at maturity of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

          The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be
                                       --------
effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount at maturity of Outstanding Securities on such record date; and provided, further, that for the purpose of
                                    --------  -------
determining whether Holders of the requisite principal amount at maturity of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount at maturity of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.

          With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day, provided
                                                                        --------
that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount at maturity of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount at maturity.

SECTION 1.5.   Notices to Trustee and Company.
               ------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration;

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, with a copy to The News Corporation Limited at 1211 Avenue of the Americas, 3rd Floor, New York, NY 10036,
     Attention: Arthur M. Siskind, Esq., or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6.   Notice to Holders; Waiver.
               -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

          In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7.   Conflict with Trust Indenture Act.
               ---------------------------------

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.8.   Effect of Headings and Table of Contents.
               ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9.   Successors and Assigns.
               ----------------------

          All covenants and agreements in this Indenture by each of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10.  Separability Clause.
               -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.  Benefits of Indenture.
               ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.  Governing Law.
               -------------

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

SECTION 1.13.  Legal Holidays.
               --------------

          In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity.

                                  ARTICLE II

                                SECURITY FORMS

SECTION 2.1.   Forms Generally.
               ---------------

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth or referenced in Exhibit B-1 and Exhibit B-2 annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                  ARTICLE III

                                THE SECURITIES

SECTION 3.1.   Title and Terms.
               ---------------

          The aggregate principal amount at maturity of Securities which may be authenticated and delivered under this Indenture is limited to $618,670,000 principal face amount at maturity of Initial Securities and up to $618,670,000 principal face amount at maturity of Securities exchanged therefor in accordance with the Registration Rights Agreement, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.8 or in connection with an Offer pursuant to Section 10.13 or 10.14.

          The Securities shall be known and designated as the "10 1/4% Senior Discount Notes due 2007" of the Company. Their

Stated Maturity shall be November 1, 2007. Cash interest on the Securities will not accrue prior to November 1, 2002, except as provided below. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2002; provided, however,
                                                              --------  -------
that at any time prior to November 1, 2002, the Company may elect on any Interest Payment Date to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the principal amount at maturity of each Security will on such Cash Interest Election Date be reduced to the Accreted Value of such Security as of such Cash Interest Election Date, and cash interest (accruing at a rate of 10 1/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Security on each Interest Payment Date thereafter. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing on the earlier of November 1, 2003 and the May 1 or November 1 immediately after the Cash Interest Election Date (if any). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however,
                                                             --------  -------
that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Company may be required to make a Change of Control Offer as provided in Section 10.13, or an Asset Sale Offer as provided in Section 10.14.

          The Securities shall be redeemable as provided in Article II and
Article XI.

          The Securities shall be subject to Defeasance and/or Covenant Defeasance as provided in Article XII.

SECTION 3.2.   Denominations.
               -------------

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal face amount at maturity and any integral multiple thereof.

SECTION 3.3.   Execution, Authentication, Delivery and Dating.
               -----------------------------------------------

          The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Exchange
                                      -----------
Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 hereto.
                             -----------

The terms and provisions contained in the Securities annexed hereto as
Exhibits A-1 and A-2 shall constitute, and are hereby expressly made, a part of
------------     ---
this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A-1, deposited with the Trustee, as custodian for the Depository, duly
-----------
executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount
                                       ---------
at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          All Securities shall remain in the form of a Global Security, except as provided herein.

          The Securities shall be executed on behalf of each of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities and the seal may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise.

          The Trustee shall have the right to decline to authenticate and make available for delivery any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and made available for delivery hereunder.

SECTION 3.4.   Temporary Securities.
               --------------------

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall exe-cute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations and of a like tenor. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 3.5.   Registration, Registration of Transfer and Exchange.
               ----------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Subject to Sections 3.13 and 3.14 of this Indenture, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one more or more new Securities of any authorized denominations and of a like aggregate principal amount at maturity and tenor.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount at maturity and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.8 or in accordance with any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to
Section 10.14 and in any such case not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.6.   Mutilated, Destroyed, Lost and Stolen Securities.
               -------------------------------------------------

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount at maturity and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company, and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon their request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount at maturity and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the

Company in its discretion may, instead of, issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7.   Payment of Interest; Rights Preserved.
               -------------------------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at their election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.8.   Persons Deemed Owners.
               ---------------------

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9.   Cancellation.
               ------------

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14 shall, if surrendered to any Person other than the Trustee, be made available for delivery to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided,
                                                                    --------
however, that the Trustee shall not be required to destroy canceled Securities.
-------

SECTION 3.10.  Computation of Interest.
               -----------------------

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.  CUSIP and CINS Numbers.
               ----------------------

          The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or CINS numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made
         --------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or CINS numbers.

SECTION 3.12.  Deposits of Monies.
               ------------------

          (a) The Company may from time to time appoint one or more Paying Agents under this Indenture and the Securities.

          (b)  Unless the Company shall be acting as Paying Agent as provided in
Section 10.3 hereof, prior to 1:00 p.m. New York City time on each Interest Payment Date on and after the first Interest Payment Date following the Cash Interest Election Date or, if no Cash Interest Election shall occur, on and after May 1, 2003, and each Redemption Date, Stated Maturity, and Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Stated Maturity and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Stated Maturity, and Purchase Date, as the case may be.

SECTION 3.13.  Book-Entry Provisions for Global Securities.
               -------------------------------------------

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.
   ---------

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfer of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may not be transferred or exchanged for physical securities, except that physical securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue physical securities.

          (c) the Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 3.14.   Special Transfer Provisions.
                ---------------------------

          (a)   Transfers to Non-U.S. Persons. The following additional
                -----------------------------
provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Non-U.S. Person:

           (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company, nor any Affiliate of the
           --------  -------
     Company, has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Security thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;
                                  ---------

           (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a 144A Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount at maturity of the 144A Global Se-curity from which such interests are to be transferred in an amount equal to the principal amount at maturity of the Securities to be transferred and
     (B) an increase in the principal amount at maturity of the Regulation S Global Security in an amount equal to the principal amount at maturity of the Global Security to be transferred; and

            (iii) subject to Section 3.14(b), until the 41st day after the Issue Date (the "Restricted Period"), an owner of a beneficial interest in the Regulation S Global Security may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. Subject to
     Section 3.14(b), during the Restricted Period, all beneficial interests in the Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants therein.

          (b)     Transfers to QIBs.  The following provisions shall apply with
                  -----------------
respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

          (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the
           --------  -------
     Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Security thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such in formation and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Regulation S Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount at maturity of the Regulation S Global Security from which interests are to be transferred in an amount equal to the principal amount at maturity of the Securities to be transferred and (B) an increase in the principal amount at maturity of the 144A Global Security in an amount equal to the principal amount at maturity of the Global Security to be transferred.

          (c)     Transfers to Non-QIB Institutional Accredited Investors.  The
                  -------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Institutional Accredited Investor that is not a QIB (excluding Non-U.S. persons):

          (iii) The Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date that is two years after the later of the Issue Date and the last date on that the Company or any of its Affiliates was the owner of such Security or (y) the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit D hereto.

          (iv) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Security seeking to transfer a Physical Security to another person, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Certificates of like tenor and amount.

          (d)     Private Placement Legend.  Upon the registration of transfer,
                  ------------------------
exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 3.14 exists,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

          (e)     Other Transfers.  If a Holder proposes to transfer a Security
                  ---------------
constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by
Section 3.14(a), (b), (c) and (d), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture.

          (f)     General.  By its acceptance of any Security bearing the
                  -------
Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.13 or this Section 3.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

SECTION 4.1.   Satisfaction and Discharge of Indenture.
               ---------------------------------------

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.6 and
          (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 10.3) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in
          Section 3.6),

                    (i)    have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section
6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

SECTION 4.2.   Application of Trust Money.
               --------------------------

          Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                   REMEDIES

SECTION 5.1.   Events of Default.
               -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon optional redemption, required purchase or otherwise); or

          (2) default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days; or

          (3) (a) default in the performance, or breach, of any covenant or agreement of the Company under the Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1) or (2) or subclauses (b), (c) or (d) of this clause (3)) and such default or breach shall continue for a period of 45 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Outstanding Securities; (b) there shall be a default in the performance or breach of the provisions of Article VIII; (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the Indenture described under Section 10.13; or (d) the Company shall have failed to make or consummate an Asset Sale Offer in accordance with the provisions of this Indenture described under Section 10.14; or

          (4) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (5) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000 (net of any amounts covered by insurance therefor of which the insurance provider has been notified and not challenged coverage) either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

          (6) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institu-tion of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 5.2.   Acceleration of Maturity; Rescission and Annulment.
               --------------------------------------------------

          If an Event of Default (other than those covered by clause (6) or (7) of Section 5.1 with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount at maturity of the Securities then Outstanding, by notice to the Trustee and the Company, may declare the Default Amount to be due and payable immediately, upon which declaration, the Default Amount shall be immediately due and payable, provided, however, that so long as the Bank
                             --------  -------
Facility shall be in full force and effect, any acceleration arising from any Event of Default (other than an Event of Default with respect to the Company described in clause (6) or (7) of the preceding paragraph) shall not become effective until the earlier of (x) five Business Days following delivery of written notice of such acceleration of the Securities to the agent under the Bank Facility and (y) the acceleration (ipso facto or otherwise) of any
                                        ---- -----
Indebtedness under the Bank Facility. If an Event of Default specified in clause (6) or (7) of Section 5.1 with respect to the Company occurs and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

          After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount at maturity of the Outstanding

Securities, by written notice to the Company and the Trustee, may rescind such declaration if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (B)  all overdue interest on all Securities,

               (C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

               (D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration;

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (3) all Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
             ---------------------------------------------------------------

          The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to a Change of Control Offer or an

     Asset Sale Offer made by the Company, at the purchase date thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company or other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees and expenses incurred by it up to the date of such distribution.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4.   Trustee May File Proofs of Claim.
               --------------------------------

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided,
                                                                   --------
however, that the Trustee may, on behalf of the Holders, vote for the election
-------
of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 5.5.   Trustee May Enforce Claims Without Possession of Securities.
               ------------------------------------------------------------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.6.   Application of Money Collected.
               ------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:   To the payment of all amounts due the Trustee under Section
     6.7; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 5.7.   Limitation on Suits.
               -------------------

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount at maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in principal amount at maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.8.   Unconditional Right of Holders to Receive Principal, Premium and
               ----------------------------------------------------------------
               Interest.
               ---------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of a Change of Control Offer or an Asset Sale Offer made by the Company and required to be accepted as to such Security, on the relevant purchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9.   Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.  Rights and Remedies Cumulative.
               ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.  Delay or Omission Not Waiver.
               ----------------------------

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.  Control by Holders.
               ------------------

          The Holders of a majority in principal amount at maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
                                                        --------

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.  Waiver of Past Defaults.
               -----------------------

          The Holders of not less than a majority in principal amount at maturity of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to a Change of Control Offer or an Asset Sale Offer which has been made by the Company), or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, including reasonable attorneys' fees and expenses, in the manner and to the extent provided in the Trust Indenture Act; provided, that
                                                                  --------
neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount at maturity of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of a Change of Control Offer or an Asset Sale Offer, made by the Company and required to be accepted as to such Security, on the Change of Control Purchase Date or the Asset Sale Offer date, as the case may be).

SECTION 5.15.  Waiver of Stay or Extension Laws.
               --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  THE TRUSTEE

SECTION 6.1.   Certain Duties and Responsibilities.
               -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent misconduct, except that

          (1) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

          (2) this subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

          (3) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (4) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount at maturity of the Outstanding Securities determined as provided in Sections 1.1, 1.4 and 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

SECTION 6.2.   Notice of Defaults.
               ------------------

          Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in
                                              --------  -------
the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders and provided, further, that in the case of any Default
                            --------  -------
of the character specified in Section 5.1(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 6.3.   Certain Rights of Trustee.
               -------------------------

          Subject to the provisions of Section 6.1:

          (a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to ex-amine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and, in the absence of negligence and bad faith, shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (i) in the event that the Trustee is also acting as Authenticating Agent, Paying Agent or Security Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded to such Authenticating Agent, Paying Agent and Security Registrar; and

          (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities.

SECTION 6.4.   Not Responsible for Recitals or Issuance of Securities.
               -------------------------------------------------------

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5.   May Hold Securities.
               -------------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.6.   Money Held in Trust.
               -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.7.   Compensation and Reimbursement.
               ------------------------------

          The Company agrees

          (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee or any predecessor trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connec-tion with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it or any predecessor trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or Section 5.1(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive any termination of this Indenture.

SECTION 6.8.   Conflicting Interests.
               ---------------------

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.9.   Corporate Trustee Required; Eligibility.
               ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.  Resignation and Removal; Appointment of Successor.
               -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, at the expense of the Company the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount at maturity at Stated Maturity of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of notice of such removal, at the expense of the Company the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at maturity at Stated Maturity of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          (g)  The resignation or removal of the Trustee pursuant to this
Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.7(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

          (h) No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.11.  Acceptance of Appointment by Successor.
               --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.  Merger, Conversion, Consolidation or Succession to Business.
               ------------------------------------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

 SECTION 6.13. Preferential Collection of Claims Against Company.
               -------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14.  Appointment of Authenticating Agent.
               -----------------------------------

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                   The Bank of New York,
                                        As Trustee

                                   By _______________________________
                                      As Authenticating Agent

                                   By:_______________________________
                                      Authorized Signatory

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1.   Company to Furnish Trustee Names and Addresses of Holders.
               ----------------------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each May 1 and November 1, commencing May 1, 1998, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its
---------
capacity as Security Registrar.

SECTION 7.2.   Preservation of Information; Communications to Holders.
               -------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.3.   Reports by Trustee.
               ------------------

          (a) Within 60 days after May 1 of each year commencing May 1, 1998, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or any delisting thereof.

SECTION 7.4.   Reports by Company.
               ------------------

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                 ARTICLE VIII

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1.   Company May Consolidate, Etc. Only on Certain Terms.
               ---------------------------------------------------

          The Company (x) shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless, in each case (x) or (y), at the time and after giving effect thereto

          (1)  either:

               (A) if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving Person of such merger or consolidation, or

               (B) the Person formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the Securities and this Indenture and the Registration Rights Agreement, and in each case, this Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including,
                                                --- -----
     without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

          (3) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma
                                                                      --- -----
     basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 10.8.

          In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions of this Section 8.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the indenture supplemental hereto in respect thereof (required under clause (1)(B) of this Section 8.1) comply with the requirements of this Indenture. Each such Officers' Certificate shall set forth the manner of determination of the ability to Incur Debt in accordance with clause (3) of this Section 8.1.

SECTION 8.2.   Successor Substituted.
               ---------------------

          Upon any transaction or series of transactions that are of the type described in clause (x) or (y) of, and are effected in accordance with, Section 8.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities, this Indenture and/or the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                  AMENDMENTS; WAIVERS; SUPPLEMENTAL INDENTURES

SECTION 9.1.   Amendments, Waivers and Supplemental Indentures Without Consent
               ---------------------------------------------------------------
               of Holders.
               ----------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend, waive or supplement this Indenture, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to secure the Securities pursuant to the requirements of Section
     10.12 or otherwise; or

          (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that the Company shall have delivered to the Trustee an Opinion of
--------
Counsel stating that such action pursuant to clauses (1), (2), (3), (4) or (5) above does not adversely affect the rights of any Holder of Securities.

SECTION 9.2.   Modifications, Amendments and Supplemental Indentures with
               ----------------------------------------------------------
               Consent of Holders.
               -------------------

          With the consent of the Holders of not less than a majority in principal amount at maturity of the Outstanding Securities, by Act of said Holders delivered to the Company, and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that
                                                       --------  -------
no such modification, amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) reduce the principal amount at maturity of, extend the Stated Maturity of or alter the Redemption provisions of, the Securities,

          (2) change the currency in which any Securities or any premium or the interest thereon is payable,

          (3) reduce the percentage in principal amount at maturity of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Securities,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities,

          (5) waive a default in payment with respect to the Securities,

          (6) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto,

          (7) reduce or change the rate or time for payment of interest on the Securities, or amend or modify the definition of Accreted Value; or

          (8) modify or change any provision of this Indenture affecting the ranking of the Securities in a manner adverse to the Holders of the Securities.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto in accordance with Section 1.4 hereof.

SECTION 9.3.  Execution of Supplemental Indentures.
              ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4.   Effect of Supplemental Indentures.
               ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5.   Conformity with Trust Indenture Act.
               -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.6. Reference in Securities to Supplemental Indentures.
             --------------------------------------------------

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                                   COVENANTS

SECTION 10.1.  Payment of Principal, Premium and Interest.
               ------------------------------------------

          The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 10.2.  Maintenance of Office or Agency.
               -------------------------------

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee will promptly forward copies thereof to the Company.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however,
                                                              --------  -------
that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.3.  Money for Security Payments to be Held in Trust.
               -----------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, the Company will, prior to 1:00 p.m. New York City time on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such
                                --------  -------
Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.4.  Existence.
               ---------

          Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to
            --------  -------
preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.5.  Maintenance of Properties.
               -------------------------

          The Company will cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from
--------  -------
discontinuing the operation or maintenance of any of such material properties if such discontinuance is desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.6.  Payment of Taxes and Other Claims.
               ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the
                                               --------  -------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.7.  Maintenance of Insurance.
               ------------------------

          The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. Subject to the terms of any agreement relating to Indebtedness of the Company, including the Bank Facility, the Company shall, and shall cause its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material properties to which such proceeds relate, provided, however, that the Company shall not be
                               --------  -------
required to repair, replace or otherwise restore any such material property if such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.8.  Limitation on Indebtedness.
               --------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness unless the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as reflected on the most recent available quarterly or annual balance sheet, after giving pro forma effect to
                                                          --- -----
the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the four full fiscal quarters next preceding the incurrence of such Indebtedness for which consolidated financial statements are available, determined on a pro forma basis as if any such Indebtedness had been incurred
                --- -----
and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 6.0 to 1.

SECTION 10.9.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary),

          (2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock (other than Redeemable Capital Stock) of the Company (or of any Restricted Subsidiaries of the Company if such Capital Stock is owned by an Affiliate of the Company) or any options, warrants, or other rights to purchase any such Capital Stock (other than any such securities owned by a Restricted Subsidiary),

          (3) make any principal payments on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Redeemable Capital Stock or Subordinated Indebtedness of the Company (other than any such Redeemable Capital Stock or Subordinated Indebtedness owned by the Company or a Restricted Subsidiary),

          (4) make any Investment (other than any Permitted Investment) in any Person

          (5) (i) make any principal, interest or other payments on or in respect of Deeply Subordinated Shareholder Loans or (ii) make any principal, interest (other than interest payments after November 1, 2002) or other payments on or in respect of the Existing Subordinated Securities or any Existing Subordinated Note Refinancing Debt

(such payments or Investments described in the preceding clauses (1), (2), (3),(4) and (5) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment),
(A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of:

            (i) the excess of the aggregate Consolidated Cash Flow of the Company minus the product of 1.5 times the Consolidated Interest Expense of the Company accrued on a cumulative basis during the period beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment;

            (ii) the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date and which constitute shareholders' equity of the Company in accordance with GAAP;

            (iii) the aggregate net cash proceeds received by the Company from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date;

            (iv) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company after the Issue Date;

            (v) the aggregate net cash proceeds received after the Issue Date by the Company from any Person (other than a Subsidiary of the Company) for debt securities that have been converted or exchanged into or for Capital Stock of the Company (other than Redeemable Capital Stock) (to the extent such debt securities were originally sold for cash) plus the aggregate amount of cash received by the Company (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

            (vi) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance of Deeply Subordinated Shareholder Loans to a Permitted Holder (other than a Subsidiary of the Company);

            (vii) in the case of the disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and

            (viii) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 10.18 of this Indenture, the Fair Market Value of the Company's interest in such Subsidiary calculated in accordance with GAAP, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus:
     -----

     the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section
     10.18 of this Indenture.

          For purposes of the preceding clause (C)(iv), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such options, warrants or rights plus the incremental amount received by the Company upon the exercise thereof.

          None of the foregoing provisions in this Section 10.9 will prohibit, so long, in the case of clauses (2) to (5) and (8) below, as there is no Default or Event of Default continuing, (1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (2) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that such net cash proceeds
                                 --------  -------
are excluded from clause (C) of the second preceding paragraph; (3) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (A) Capital Stock (other than Redeemable Capital Stock) of the Com-
pany to any Person (other than to a Subsidiary of the Company); provided,
                                                                --------
however, that any such net cash proceeds are excluded from clause (C) of the
-------
second preceding paragraph; or (B) Indebtedness of the Company so long as such Indebtedness is Subordinated Indebtedness which (w) has no Stated Maturity earlier than the 91st day after the Maturity Date, (x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (y) is subordinated to the Securities in the same manner and to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired and (z) if the proceeds of such Indebtedness is to purchase, redeem, acquire or retire all of the Existing Subordinated Notes ("Existing Subordinated Note Refinancing Debt"), such Existing Subordinated Note Refinance Debt provides for no cash payments of interest prior to November 1, 2002 other than cash payments otherwise permitted by this covenant; (4) any redemption, repurchase or other acquisition or retirement of Deeply Subordinated Shareholder Loans by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than a Subsidiary of the Company) or (2) other Deeply Subordinated Shareholder Loans to any Permitted Holder; provided, however, that, in either case, such net cash
                  --------  -------
proceeds are excluded from clause (C) of the preceding paragraph; (5) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with this Indenture; (6) payments to purchase Capital Stock from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the happening of an event which provides for payment under any applicable plan, or upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (6) not to exceed $8,000,000 in any fiscal year of the Company; (7) the payment of pro rata dividends to holders of Capital Stock of Restricted Subsidiaries; (8) the payment of dividends on the Existing Preferred in accordance with its terms as in effect on the Issue Date (or payments in comparable amounts to such dividends and at comparable times in respect of claims by The News Corporation Limited ("News Corp.") or News Publishing Australia Limited ("NPAL") arising from News Corp. or NPAL having cured or avoided a default by the Company in respect of the Existing Preferred or the Company's Wilshire Boulevard lease; provided amounts
                                                              --------
contributed to the Company by News Corp. or NPAL for such purpose shall not be included in the calculation of clause (C) above; (9) the payment of in-kind interest in respect of Deeply Subordinated Shareholder Loans and in respect of Existing Subordinated Notes; (10) the repay-ment of the Existing Subordinated Notes contemplated under "Use of Proceeds" in the Offering Memorandum. Any payments made pursuant to clauses (1), (5) and (7) of this paragraph shall, without duplication, be taken into account in calculating the amount of Restricted Payments made from and after the Issue Date.

SECTION 10.10. Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Restricted Subsidiary. The Company shall not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary of the Company or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit the ownership of Preferred Stock issued by a Person prior to the time
(A) such Person becomes a Restricted Subsidiary of the Company, (B) such Person merges with or into a Restricted Subsidiary of the Company or (C) a Restricted Subsidiary of the Company merges with or into such Person; provided, further,
                                                           --------  -------
that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) above.

SECTION 10.11. Limitation on Transactions with Affiliates.
               ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates (other than Restricted Subsidiaries), except (a) on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a) and that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of the Company and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $50,000,000 (other than agreements whereby the Company or a Restricted Subsidiary of the Company obtains or grants a license or other rights to syndicated entertainment programs in the ordinary course of business), the Company shall have obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved, as the case may be.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and the Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business, (iii) any dividends made in compliance with Section 10.9 of this Indenture, (iv) Permitted Investments, (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (vi) transactions pursuant to agreements existing on the date of this Indenture or amendment thereto so long as not disadvantageous to the Holders of Securities,
(vii) Deeply Subordinated Shareholder Loans and loans and advances on the same terms as the Existing Subordinated Notes or (viii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness.

SECTION 10.12. Limitations on Liens.
               --------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless the Securities are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall not be permitted in any circumstances), except for (a) Liens securing the Securities; (b) Liens securing Indebtedness which is
(i) incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and (ii) incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend
                              --------  -------
to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (c) Permitted Liens.

SECTION 10.13. Change of Control.
               -----------------

          Upon the occurrence of a Change of Control (the "Change of Control Date"), the Company shall make an Offer to Purchase (a "Change of Control Offer") on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control all of the then Outstanding Securities tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to 101% of the Accreted Value on the Change of Control Purchase Date, unless the Change of Control Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such Change of Control Purchase Price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Securities tendered into the Change of Control Offer and not withdrawn. The Change of Control offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

          In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each holder of Securities notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Securities must follow to accept the Change of Control Offer. Prior to mailing a notice of a Change of Control Offer, but in any event within 30 days following a Change of Control, the Company shall either permanently repay all outstanding amounts under the Bank Facility and terminate all commitments of the lenders thereunder or offer to permanently repay in full all outstanding amounts under the Bank Facility and permanently repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the Bank Facility to permit the repurchase of the Securities required hereby. The failure to mail notice of the Change of Control Offer when required will nonetheless constitute a Default hereunder.

          On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount at maturity to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described above.

SECTION 10.14. Disposition of Proceeds of Asset Sales.
               --------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents or properties or assets that will be used in the business of the Company and its Restricted Subsidiaries; provided that the
                                                         --------
amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary, as the case may be, from further liability shall be treated as cash for purposes of clause (b) above. The Company or the applicable

Restricted Subsidiary, as the case may be, shall, at the Company's option, (i) apply the Net Cash Proceeds from any such Asset Sale within 365 days of the receipt thereof to repay Indebtedness under the Bank Facility and elect to permanently reduce the commitments thereunder by the amount of Indebtedness so repaid, (ii) apply the Net Cash Proceeds from any such Asset Sale within 365 days of the receipt thereof to repay an amount of other Indebtedness (other than Subordinated Indebtedness) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share and, in such case, elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (iii) apply the Net Cash Proceeds from any such Asset Sale by the Company or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid and/or (iv) apply the Net Cash Proceeds from any Asset Sale by the Company or a Restricted Subsidiary, (x) to repay Indebtedness incurred not more than 90 days before such Asset Sale to purchase, or (y) to the purchase price for any acquisition consummated not more than 90 days before such Asset Sale of, or (z) within 365 days after such Asset Sale to an investment in, properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (iii) of the second preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) and (iv) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) or (ii) of the third preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

          When the aggregate amount of Offer Excess Proceeds equals or exceeds $15,000,000, the Company shall make an Offer to Purchase (an "Asset Sale Offer"), from all Holders of the Securities, an aggregate principal amount of Securities equal to such Offer Excess Proceeds, at a price (the "Asset Sale Purchase Price") in cash equal to 100% of the Accreted Value on the purchase date, unless the purchase date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date, and from all Holders of the Company's Senior Notes, 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (and at a price in cash for the Senior Notes as provided in the Senior Notes). To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company may use such deficiency for any purpose not prohibited hereunder. The Securities shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000 principal amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. If the aggregate purchase price of Securities validly tendered and not withdrawn by holders thereof exceeds the Offer Excess Proceeds, Securities to be purchased will be selected on a pro rata basis, based on the Asset Sale Purchase Price. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

          Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and
(ii) such Asset Sale is for Fair Market Value; provided that (i) any
                                               --------
consideration constituting (or deemed to constitute) Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs and (ii) to the extent such replacement Assets include any Capital Stock of any Person, such Person becomes a Restricted Subsidiary.

          On the Asset Sale Offer Purchase Date, the Company shall (i) accept for payment (subject to proration as described in the Offer to Purchase) Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the

Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount at maturity to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness outstanding on the date of this Indenture and in the Bank Facility as of the date of its execution) that would materially impair the ability of the Company to make an Asset Sale Offer or, if such an offer is made, to pay for the Securities tendered for purchase.

          The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described above.

SECTION 10.15. Limitation on Dividends and Other Payment Restrictions Affecting
               ----------------------------------------------------------------
Restricted Subsidiaries.
------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

          (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,

          (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company,

          (3) make loans or advances to the Company or any other Restricted Subsidiary of the Company,

          (4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or

          (5) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of

          (A)  applicable law,

          (B) customary non-subletting, non-assignment or other non-transfer provisions of any license, contract, or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company,

          (C) customary restrictions on transfers of property subject to a Lien permitted under the Indenture,

          (D) the Bank Facility, but only if the Bank Facility permits payments to the Company by its Restricted Subsidiaries in amounts sufficient to make interest payments on the Securities unless there is a continuing default under the Bank Facility or the making of any such interest payment would (with or without the giving of notice or passage of time or both) result in a default under the Bank Facility,

          (E) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired,

          (F) an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such

                                     -103

     agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold),

          (G) any encumbrance or restriction in effect on the Issue Date, and

          (H) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses, provided that the terms
                                                       --------
     and conditions of any such agreement are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

SECTION 10.16. Limitations on Sale-Leaseback Transactions.
               ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions, provided, that (a) the Attributable Value of such Sale-
                        --------
Leaseback Transaction shall be deemed to be Indebtedness of the Company or a Restricted Subsidiary and (b) after giving pro forma effect to any such Sale-
                                           --- -----
Leaseback Transaction and the foregoing clause (a), the Company or a Restricted Subsidiary would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.8 of this Indenture.

SECTION 10.17. Limitations on Designation of Unrestricted Subsidiaries.
               -------------------------------------------------------

          (a) The Company may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

            (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of
     Section 10.9 in an amount (the "Designation Amount") equal to the Fair

     Market Value of the Company's interest in such Subsidiary on such date calculated in accordance with GAAP; and

            (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.8 at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.9 for all purposes of this Indenture in the Designation Amount. Each of the Subsidiaries conducting the business identified as assets held for disposition or discontinuance in the Offering Memorandum shall constitute "Unrestricted Subsidiaries" on the Issue Date.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support other than guarantees or pledges under the Bank Facility for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary, except as provided in the Bank Facility. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time by a Restricted Subsidiary, have been permitted to be incurred for all purposes of this Indenture; and

            (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred on or after the Issue Date while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section 10.11 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

          (c) In the event the Company or a Restricted Subsidiary makes any Investment in any Person which was not previously a Subsidiary and such Person thereby becomes a Subsidiary, such Person shall automatically be an Unrestricted Subsidiary and the Company may designate such Subsidiary as a Restricted Subsidiary only if it meets the foregoing requirements of clauses (i) and (ii) of paragraph (b).

          (d) All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 10.18. Provision of Financial Information.
               ----------------------------------

          For as long as the Securities are outstanding whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission (if permitted by Commission practice and applicable law and regulations) pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days after each Required Filing Date (i) transmit, or cause to be transmitted, by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence or, if such filing is not so permitted, information of a similar nature and (b) if filing such documents by the Company with the Commission is not permitted by Commission practice and applicable law and regulations, promptly upon written request supply copies of such documents to any prospective Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder.

SECTION 10.19. Statement by Officers as to Default; Compliance Certificates.
               ------------------------------------------------------------

          (a) The Company shall deliver to the Trustee, prior to May 1 in each year, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          (b) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 10.20. Waiver of Certain Covenants.
               ---------------------------

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.1, provided pursuant to Section 9.1(2) and set forth in Sections 10.4 to 10.12 and 10.15 to 10.17, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount at maturity of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and ef-
fect; provided, however, with respect to an Offer as to which an Offer to
      --------  -------
Purchase has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

          Notwithstanding anything set forth in this Indenture to the contrary, if no Default shall have occurred and be continuing on any day when the Securities are rated by both Moody's and S&P in one of its generic rating categories which signifies investment grade (which at the date of this Indenture are the four highest rating categories (within which there are sub-categories indicating relative standing)), the limitations set forth in Sections 10.4 to
10.11 and 10.14 to 10.17, inclusive and clause (c) in Section 8.1 shall no longer be applicable.

SECTION 10.21. Calculation of Original Issue Discount.
               --------------------------------------

          The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 11.1.  Right of Redemption.
               -------------------

          The Securities may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security hereinafter set forth.

SECTION 11.2.  Applicability of Article.
               ------------------------

          Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article.

SECTION 11.3.  Election to Redeem; Notice to Trustee.
               -------------------------------------

          The election of the Company to redeem any Securities pursuant to
Section 11.1, shall be evidenced by a Board Resolution. In the event of any redemption at the election of the Company pursuant to Section 11.1, the Company shall notify the Trustee, in case of a redemption of less than all the Securities, at least 60 days, and in the case of a redemption of all the Securities, at least 40 days, prior to the Redemption Date fixed by the Company (in each case, unless a shorter notice shall be satisfactory to the Trustee)of such Redemption Date and of the principal amount at maturity of Securities to be redeemed.

SECTION 11.4.  Selection by Trustee of Securities to Be Redeemed.
               -------------------------------------------------

          In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot
                                                        --- ----
or by such method as the Trustee shall deem fair and appropriate; provided,
                                                                  --------
however, that Securities shall only be redeemable in amounts of $1,000 principal
-------
amount at maturity or an integral multiple of $1,000.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount at maturity thereof to be redeemed.

          For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount at maturity of such Securities which has been or is to be redeemed.

SECTION 11.5.  Notice of Redemption.
               --------------------

          Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall identify the Securities to be redeemed (including, if used, CUSIP or CINS numbers) and shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amount at maturity) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after such Redemption Date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (6) if the redemption is being made pursuant to the provisions of the Securities regarding a Public Equity Offering or a sale of Qualified Equity Interests of the Company to Strategic Equity Investors, a brief description of the transaction or transactions giving rise to such redemption, the nature and amount of Qualified Equity Interests sold by the Company thereto in such transaction or transactions, the aggregate purchase price thereof and the net cash proceeds therefrom available for such redemption, the date or dates on which such transaction or transactions were completed and the percentage of the aggregate principal amount at maturity of Outstanding Securities being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 11.6.  Deposit of Redemption Price.
               ---------------------------

          Prior to 1:00 p.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Inter-est Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.7.  Securities Payable on Redemption Date.
               -------------------------------------

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided,
                                                               --------
however, that installments of interest whose Stated Maturity is on or prior to
-------
the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

          If any Security called for redemption in accordance with the election of the Company made pursuant to Section 11.1 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 11.8.  Securities Redeemed in Part.
               ---------------------------

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company and shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at maturity equal to and in exchange for the unredeemed portion of the principal amount at maturity of the Security so surrendered.

                                  ARTICLE XII

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.1.  Company's Option to Effect Defeasance or Covenant Defeasance.
               -------------------------------------------------------------

          The Company may elect, at its option at any time, to have Section 12.2 or Section 12.3 applied to the Outstanding Securities (as a whole and not in part) upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

SECTION 12.2.  Defeasance and Discharge.
               ------------------------

          Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and
(4) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the Outstanding Securities (as a whole and not in part) notwithstanding the prior exercise of its option to have Section 12.3 applied to such Securities.

SECTION 12.3.  Covenant Defeasance.
               -------------------

          Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), (i) the Company shall be released from its obligations under
Section 8.1(3), Sections 10.5 through 10.19, inclusive, and any covenant provided pursuant to Section 9.1(2) and (ii) the occurrence of any event specified in Section 5.1(3) (with respect to Section 8.1(3) and any of Sections
10.5 through 10.18, inclusive, and any such covenants provided pursuant to
Section 9.1(2)), shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 12.4 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(3)), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 12.4.  Conditions to Defeasance or Covenant Defeasance.
               ------------------------------------------------

          The following shall be the conditions to the application of Section
12.2 or Section 12.3 to the Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium, if any, and any installment of interest on such Securities on the respective Stated Maturities thereof, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as
                                                --------
     required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          (2) In the event of an election to have Section 12.2 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (3) In the event of an election to have Section 12.3 apply to the Outstanding Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a re-sult of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

          (4) No Default or Event of Default with respect to the Outstanding Securities shall have occurred and be continuing at the time of such deposit.

          (5) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

          (6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

          (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under this Indenture, after the 121st day following the deposit and
     (B) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          (9) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 121st day after the date of such deposit.

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with.

SECTION 12.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.
               --------------------------------------------------------------

          Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 12.6, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 12.4 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities.

SECTION 12.6.  Reinstatement.
               -------------

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 12.2 or 12.3 shall be revived and reinstated (commencing with the date such order or judgment becomes final and binding and not subject to further appeal) as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any
                              --------  -------
payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust. No action taken or omitted to be taken by the Company, or any Subsidiary of the Company subsequent to compliance with the provisions of Section 12.4 hereof and prior to any order or judgment of a court or governmental authority described in the immediately preceding sentence shall cause an Event of Default under this Indenture (other than under Section 5.1(1) or 5.1(2) hereof), unless such order or judgment was obtained by or on behalf of, or with the cooperation of, the Company, or a Subsidiary of the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested as of the day and year first above written.

                                   FOX KIDS WORLDWIDE, INC.


                                   By:   /s/ Mel Woods
                                      _____________________________________
                                      Name:  Mel Woods
                                      Title: President

Attest:

     /s/ William Josey
______________________________
Name:
Title:

                                   THE BANK OF NEW YORK
                                     as Trustee


                                   By:   /s/ Mary La Gumina
                                      _____________________________________
                                      Name:  Mary La Gumina
                                      Title: Assistant Vice President

                                                                     EXHIBIT A-1

                          [FORM OF SERIES A SECURITY]
                          ---------------------------

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SAT-

                                     A-1-1

ISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO
REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                     A-1-2

                            FOX KIDS WORLDWIDE, INC.

                10 1/4% Senior Discount Note due 2007, Series A

No.                                                                  $__________
                                                        CUSIP NO. 351383AB0-144A
                                                                 U34599AB3-Reg S

          Fox Kids Worldwide, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the
principal sum of                   Dollars (or, if the Cash Interest Election
has been made, the Accreted Value of this Security as of the Cash Interest Election Date) on November 1, 2007 and to pay cash interest thereon semi-annually on May 1 and November 1 in each year, commencing on the earlier of May 1, 2003 and the May 1 or November 1 immediately after the Cash Interest Election Date (if any) at the rate of 10 1/4% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, and any such
                           --------
installment of interest, which is overdue shall bear interest at the rate of 10 1/4% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. Cash interest on the Securities will not accrue until the earlier of the Cash Interest Election Date or November 1, 2002. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on

                                     A-1-3
which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the
                                                --------  -------
option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-1-4

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

                                   FOX KIDS WORLDWIDE, INC.

                                   By:_________________________________
                                      Name:
                                      Title:

Attest:


________________________
Name:
Title:

Trustee's Certificate of Authentication
---------------------------------------

          This is one of the Securities referred to in the within mentioned Indenture.

                                   The Bank of New York,
                                     as Trustee

Dated:                             By:_________________________________
                                      Authorized Signatory

                                     A-1-5

                          Form of Reverse of Security
                          ---------------------------

          This Security is one of a duly authorized issue of Securities of the Company designated as 10 1/4% Senior Discount Notes due 2007, Series A (herein called the "Initial Securities"), limited in aggregate principal amount at maturity to $618,670,000 issued and to be issued under an Indenture, dated as of October 28, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), among the Company, and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Exchange Securities, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 7aaa - 77bbbb (the "TIA")), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms.

          This Security is redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

                                         Redemption
     Year                                Price
     ----                                ----------

     2002..............................  105.125%
     2003..............................  103.417%

                                     A-1-6

     2004..............................  101.708%
     2005 and thereafter...............  100.000%

          In addition, at any time, or from time to time, on or prior to, November 1, 2000, the Company may, at its option, use the net cash proceeds of
(a) one or more Public Equity offerings or (b) sales of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 in the aggregate to redeem up to 35% of the originally issued principal amount at maturity of the Securities, at a redemption price equal to 110.25% of the Accreted Value thereof or, if a Cash Interest election has been made, 110.25% of the principal amount at maturity thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the originally issued principal amount at
      --------
maturity of Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering or sale of Qualified Equity Interests to Strategic Equity Investors, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering or sale of Qualified Equity Interests to Strategic Equity Investors.

          The Securities are not subject to any sinking fund.

          The Indenture provides that the Company is obligated (a) upon the occurrence of a Change in Control, to make an offer to purchase all outstanding Securities at a purchase price of 101% of the Accreted Value on the Change of Control Purchase Date, unless the Change of Control Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the Accreted Value on the Purchase Date, unless the Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest, if any, to the date of purchase.

                                     A-1-7

          In the event of redemption or purchase of this Security in part only pursuant to a Change of Control Offer or an Asset Sale Offer or a Deposit Offer, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount at maturity at Stated Maturity of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less

                                     A-1-8
than 25% in principal amount at maturity of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount at maturity of Securities at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 15 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to a Change of Control Offer or an Asset Sale Offer or a Deposit Offer, on or after the relevant purchase date).

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount at maturity, will be issued to the designated transferee or transferees.

          This Security is issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount at maturity of Securities of like tenor of a different

                                     A-1-9
authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Pursuant to the Registration Rights Agreement by and among the Company, and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 10 1/4% Senior Discount Notes due 2007, Series B, of the Company (herein called the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount at maturity and having identical terms as the Initial Securities (other than as set forth in this paragraph). The Holders of Initial Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                                    A-1-10

                                ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I (or we) assign and transfer this Security to


________________________________________________________________________________
(Insert assignee's social security or tax ID number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration settlement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of
                                         --------------
this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the original issuance date appearing on the face of this Security (or any predecessor thereto) or the last date on which the Company or any affiliate of the Company was the owner of this Security (or any predecessor thereto), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                  ----------

[_]       (a)  this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                    A-1-11

[_]       (b)  this Security is being transferred other than in accordance with
               (a) above and documents, including a transferor certificate substantially in the form of Exhibit D to the Indenture in the
                                            ---------
               case of a transfer pursuant to Regulation S, are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked and, in the case of (b) above, if the appropriate document is not attached or otherwise furnished to the Trustee, the Trustee or Registrar shall not be obliged to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.14 of the Indenture shall have been satisfied.

________________________________________________________________________________

Date: __________    Your signature _____________________________________________
                                   (Sign exactly as your name appears on the other side of this Security)


                                   By: _________________________________________
                                       NOTICE: To be executed by an executive
                                       officer

Signature Guarantee:  __________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A (including the information specified in Rule 144A(d)(4)) or has determined not to request such information and that it is aware that the transferor is relying upon

                                    A-1-12
the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ________________         _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                                    A-1-13

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.13 or 10.14 of the Indenture, check the box:

               [_]

          If you want to elect to have only a part of the principal amount at maturity of this Security purchased by the Company pursuant to Section 10.13 or
10.14 of the Indenture, state the portion of such amount: $_____________.

Dated: ________________         Your Signature:_________________________________
                                (Sign exactly as name appears on the other side of this Security)

Signature Guarantee: ___________________________________________________________
     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                    A-1-14

                                                                     EXHIBIT A-2

                            FOR KIDS WORLDWIDE, INC.


                10 1/4% Senior Discount Note due 2007, Series B

No. _____                                                         $_____________
                                                       CUSIP NO.  351383ABO-144A
                                                                 U34599AB3-Reg S

          Fox Kids Worldwide, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to) promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars (or, if the Cash Interest Election has been made, the Accreted Value of this Security as of the Cash Interest Election Date) on November 1, 2007 and to pay cash interest thereon semi-annually on May 1 and November 1 in each year, commencing on the earlier of May 1, 2003 and the May 1 or November 1 immediately after the Cash Interest Election Date (if any), at the rate of 10 1/4% per annum, until the principal hereof is paid or duly provided for, provided that
                                                                --------
any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 10 1/4% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the re-

                                     A-2-1
quirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the
                                                --------  -------
option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                     A-2-2

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and

                                   FOX KIDS WORLDWIDE, INC.

                                   By: _________________________________________
                                       Name:
                                       Title:

Attest:


____________________________________
Name:
Title:

Trustee's Certificate of Authentication
---------------------------------------

          This is one of the Securities referred to in the within mentioned Indenture.

                                   The Bank of New York,
                                    as Trustee

Dated:                             By: _________________________________________
                                       Authorized Signatory

                                     A-2-3

                          Form of Reverse of Security
                          ---------------------------

          This Security is one of a duly authorized issue of Securities of the Company and designated as 10 1/4% Senior Discount Notes due 2007, Series B (herein called the "Initial Securities"), limited in aggregate principal amount at maturity to $618,670,000 issued and to be issued under an Indenture, dated as of October 28, 1997 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), among the Company, and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, , the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities include the Initial Securities, the Private Exchange Securities and the Exchange Securities, issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

          The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 7aaa - 77bbbb (the "TIA")), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms.

          This Security is redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the Redemption Prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

                                         Redemption
     Year                                Price
     ----                                ----------

                                     A-2-4

     2002.............................   105.125%
     2003.............................   103.417%
     2004.............................   101.708%
     2005 and thereafter..............   100.000%

          In addition, at any time, or from time to time, on or prior to November 1, 2000, the Company may, at its option, use the net cash proceeds of
(a) one or more Public Equity Offerings or (b) sales of Qualified Equity Interests of the Company to Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 in the aggregate to redeem up to 35% of the originally issued principal amount at maturity of the Securities, at a redemption price equal to 110.25% of the Accreted Value thereof or, if a Cash Interest election has been made, 110.25% of the principal amount at maturity thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least 65% of the originally issued principal face amount
      --------
at maturity of Securities remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering or sale of Qualified Equity Interests to Strategic Equity Investors, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering or sale of Qualified Equity Interests to Strategic Equity Investors.

          The Securities are not subject to any sinking fund.

          The Indenture provides that the Company is obligated (a) upon the occurrence of a Change in Control, to make an offer to purchase all outstanding Securities at a purchase price of 101% of the Accreted Value on the Change of Control Purchase Date, unless the Change of Control Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the Accreted Value on the Purchase Date, unless the Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof

                                     A-2-5
plus accrued and unpaid interest, if any, to the date of purchase.

          In the event of redemption or purchase of this Security in part only pursuant to a Change of Control Offer or an Asset Sale Offer or a Deposit Offer, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount at maturity at Stated Maturity of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other

                                     A-2-6
remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount at maturity of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount at maturity of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 15 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to a Change of Control Offer or an Asset Sale Offer or a Deposit Offer, on or after the relevant purchase date).

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount at maturity, will be issued to the designated transferee or transferees.

          This Security is issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the

                                     A-2-7

Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount at maturity of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, , the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, , the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                                     A-2-8

                                ASSIGNMENT FORM

          If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

I (or we) assign and transfer this Security to


________________________________________________________________________________
(Insert assignee's social security or tax ID number)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint


________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for such agent.

Date: ___________    Your signature ____________________________________________
                                   (Sign exactly as your name appears on the other side of this Security)

                                   By: _________________________________________
                                       NOTICE: To be executed by
                                       an executive officer

Signature Guarantee: ___________________________________________________________

                                     A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.13, or 10.14 of the Indenture, check the box:

               [_]

          If you want to elect to have only a part of the principal amount at maturity of this Security purchased by the Company pursuant to Section 10.13 or
10.14 of the Indenture, state the portion of such amount: $_____________.

Dated:                        Your Signature: __________________________________
                                              (Sign exactly as name appears on
                                              the other side of this Security)

Signature Guarantee: ___________________________________________________________
     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                    A-2-10

                                                                       EXHIBIT B
                                                                       ---------

                   FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $606.14; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $393.86; (3) THE ISSUE DATE IS OCTOBER 28, 1997; AND
(4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10-1/4%.

                                                                       EXHIBIT C



                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                         ----------------------------------

The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

     Re:    Fox Kids Worldwide, Inc. (the "Company")
            10 1/4% Senior Discount Notes due 2007 (the "Securities")
            ---------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $618,670,000 aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we
                                         --------------
represent that:


          (1) the offer of the Securities was not made to a Person in the United States;

          (1) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market described in Rule 902(a) of Regulation S and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (2) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (3) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (4) we have advised the transferee of the transfer restrictions applicable to the Securities;

          (5) if the circumstances set forth in rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, only in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to another available exemption from the registration requirements under the Securities Act; and

          (6) if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        [Name of Transferor]

                                        By: ___________________________
                                            Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                      FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS
                   ------------------------------------------

The Bank of New York
101 Barclay Street
New York, New York 10286

Attention:  Corporate Trust Trustee Administration

          Re:  Fox Kids Worldwide, Inc. (the
               "Company") 10 1/4% Senior
               Discount Notes due 2007
               -----------------------

Ladies and Gentlemen:

          We are delivering this letter in connection with our proposed purchase of 10 1/4% Senior Discount Notes due 2007 (the "Notes") of Fox Kids Worldwide, Inc., a Delaware corporation (the "Company").

          We hereby confirm that:

          (i) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Accredited Investor"), or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "QIB") purchasing Notes for the account of one or more Accredited Investors;

          (ii) any purchase of Notes by us will be for our own account or for an account with respect to which we exercise sole investment discretion and that we are and any such account are (a) a QIB, and aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in off-shore transactions meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

          (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risk of purchasing Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes;

          (iv) we are not acquiring Notes with a view to any distribution of Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

          (v) we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to evaluate our proposed investment in the Notes; and

          (vi) we acknowledge that the Notes have not been registered under the Securities Act and that none of the Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below.

          We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that, prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes, or any predecessors thereto and (y) such later date, if any, as may be required by applicable laws, the Notes may be offered, resold, pledged or otherwise transferred only (a) to Multicanal or any of its subsidiaries, (b) inside the United States to a QIB in compliance with Rule 144A under the Securities Act, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes to the trustee under the Indenture relating to the Notes (the "Trustee") a signed letter substantially in the form of this letter, (d) outside the United States to foreign purchasers in offshore transactions meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) pursuant to an effective registration statement under the Securities Act or (g) pursuant to another available exemption from the registration requirements of the Securities Act.

          We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

          We acknowledge that the Company and the Trustee and others will rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.

          We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as a fiduciary or agent.

          As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                     EXHIBIT E-1
                                                                     -----------

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL OF THE SENIOR INDEBTEDNESS (AS DEFINED BELOW) PURSUANT TO THE TERMS OF THIS SUBORDINATED NOTE AND TO THE EXTENT PROVIDED HEREIN.

                           FORM OF SUBORDINATED NOTE

                                                       Dated:  ________ __, ____

          FOR VALUE RECEIVED, the undersigned FOX KIDS WORLDWIDE, INC., a Delaware corporation ("FOX KIDS"), HEREBY PROMISES TO PAY TO THE ORDER OF ______________, ____________ [lender] or its permitted registered assigns (the "SUBORDINATED LENDER"), the principal amount of [SPECIFY PRINCIPAL AMOUNT EVIDENCED BY THIS NOTE IN WORDS] DOLLARS ($____________) on __________ __, ____/1/. Interest shall accrue on the principal amount outstanding from time to time under this Subordinated Note, from and including the date of issuance hereof until such principal amount is paid in full, at a rate per annum (computed on the basis of a 365/366-day year) equal to ___%. Accrued and unpaid interest shall be added automatically to the principal amount outstanding under this Subordinated Note and shall become a part thereof unless, at any time, Fox Kids elects to pay all or a portion of such interest in cash and is permitted to make such payment in cash under Section 8(d)(i)(D) of Fox Kids Guarantee dated October 28, 1997 made by Fox Kids in favor of the Secured Parties referred to in the Credit Agreement (as hereinafter defined) and under Sections 10.8 and 10.9 of the Indentures (as hereinafter defined). Capitalized terms not otherwise defined in this Subordinated Note shall have the same meanings as specified therefor in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to the Subordinated Lender, at its offices at _______________, ________, _____________ (or at such other location as shall be designated by the Subordinated Lender in a written notice to Fox Kids and the Senior Representative (as hereinafter defined)), in same day funds. The loan made by the Subordinated Lender to Fox Kids

__________________________
/1/ The stated maturity date of each of the Subordinated Notes shall be no earlier than the later of (a) May 1, 1998 and (b) the payment in full cash of all Senior Notes. None of the Subordinated Notes shall have any other scheduled or mandatory redemption or repurchase dates.

                                     E-1-1
hereunder, and all payments and prepayments made on account of principal hereof, shall be recorded by the Subordinated Lender and, prior to any transfer hereof, endorsed on the grid attached hereto that is part of this Subordinated Note; provided that the failure of the Subordinated Lender to make any such recordation or endorsement shall not affect the obligations of Fox Kids under this Subordinated Note.

          Subject to the provisions of the Credit Agreement, the Fox Kids Guarantee and the Indentures, the principal amount outstanding under this Subordinated Shareholder Note may, at the option of Fox Kids, be prepaid at any time, in whole or in part, without penalty or premium.

          The aggregate principal amount owing to the Subordinated Lender from time to time under this Subordinated Note, all accrued and unpaid interest thereon, and any other indebtedness evidenced by or otherwise owing in respect of this Subordinated Note (collectively, the "Subordinated Indebtedness") is and shall be subordinate and junior in right of payment and otherwise, to the extent and in the manner hereinafter set forth, to the prior payment in full of all of the Senior Indebtedness (as hereinafter defined), whether now or hereafter existing. For all purposes of this Subordinated Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          (a) "Administrative Agent" means Citicorp USA, Inc., as the administrative agent and the collateral agent for the Senior Lenders and the other Secured Parties, together with any successor thereto appointed pursuant to Article VIII of the Credit Agreement.

          (b) "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of October 28, 1997 among FCN Holding, Inc., International Family Entertainment, Inc. and Saban Entertainment, Inc., as the Borrowers thereunder, Fox Kids Holdings, LLC, as a guarantor thereunder, the Senior Lenders, Citicorp Securities, Inc., Chase Securities, Inc. and BankBoston, N.A., as the Co-Arrangers for the Facilities referred to therein, and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

          (c) "Indentures" means, collectively, (a) the Indenture dated as of October 28, 1997 between Fox Kids and The Bank of New York, as Trustee, relating to the 9- 1/4% Senior Notes due 2007, and the Indenture dated as of October 28, 1997 between Fox Kids and The Bank of New York, as Trustee, relating to the 10- 1/4% Senior Discount Notes due

                                     E-1-2

     2007, as such agreements may be amended, supplemented or otherwise modified from time to time.

          (d) "Senior Creditors" means, collectively, the Senior Secured Creditors, the Senior Notes Creditors and the other holders, if any, of any of the Senior Indebtedness.

          (e) "Senior Indebtedness" means, collectively, the Senior Secured Indebtedness and the Senior Notes Indebtedness.

          (f) "Senior Lenders" means the banks, financial institutions and other institutional lenders from time to time party to the Credit Agreement.

          (g) "Senior Notes" means, collectively, the 9- 1/4% Senior Notes due 2007 and the 10- 1/4% Senior Discount Notes due 2007 issued under the Indentures, in each case may be amended, supplemented or otherwise modified from time to time.

          (h) "Senior Notes Creditors" means, collectively, the trustees under each of the Indentures and the holders from time to time of Senior Notes Indebtedness.

          (i) "Senior Notes Indebtedness" means (i) all Obligations of Fox Kids, whether now or hereafter existing, under or in respect of the Indentures and the Senior Notes, whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding (as hereinafter defined), whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws (as hereinafter defined), or is an allowed claim in such Insolvency Proceeding), premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise and (ii) any and all extensions, modifications, substitutions, amendments, renewals, refinancings, replacements and refundings of any or all of the Obligations referred to in clause (i) of this definition, and any instrument or agreement evidencing or otherwise setting forth the terms of any Indebtedness or other Obligations incurred in any such extension, modification, substitution, amendment, renewal, refinancing, replacement or refunding.

          (j) "Senior Representative" means (i) the Administrative Agent or (ii) after the payment in full of all of the Senior Secured Obligations and the termination or ex-

                                     E-1-3
     piration of all of the commitments of the Senior Secured Creditors in respect thereof, either of the trustees for the Senior Notes or the holders of a majority in aggregate principal amount of the outstanding Senior Notes of either issue.

          (k) "Senior Secured Creditors" means, collectively, the Administrative Agent, the Senior Lenders and the other Secured Parties and any other holder of any of the Senior Secured Indebtedness.

          (l) "Senior Secured Indebtedness" means (i) all Obligations of Fox Kids, whether now or hereafter existing, under or in respect of the Credit Agreement, the Notes and the other Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws, or is an allowed claim in such Insolvency Proceeding), premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise and (ii) any and all extensions, modifications, substitutions, amendments, renewals, refinancings, replacements and refundings of any or all of the Obligations referred to in clause (i) of this definition, and any instrument or agreement evidencing or otherwise setting forth the terms of any Indebtedness or other Obligations incurred in any such extension, modification, substitution, amendment, renewal, refinancing, replacement or refunding.

Furthermore, for all purposes of this Subordinated Note, the Senior Indebtedness shall not be deemed to have been paid in full until the latest of (A) the payment in full in cash of all of the Senior Indebtedness and the expiration or termination of all of the commitments of the Secured Parties and the other holders thereof, (B) the expiration or termination of all of the Bank Hedge Agreements and (C) the Termination Date.

          In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Fox Kids or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy or insolvency laws or any similar Requirements of Law of any other jurisdiction covering the protection of creditors' rights or the relief of debtors (collectively, the "INSOLVENCY LAWS"), or upon an assignment for the benefit of creditors or any other marshalling of the

                                     E-1-4
property, assets and liabilities of Fox Kids or otherwise (each, an "Insolvency Proceeding"), the Senior Creditors shall be entitled to receive payment in full of all of the Senior Indebtedness before the Subordinated Lender is entitled to receive any payment or distribution of any kind or character on account of all or any of the Subordinated Indebtedness, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Indebtedness in any such Insolvency Proceeding (including, without limitation, any payment that may be payable by reason of any other Indebtedness of Fox Kids being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered forthwith directly to the Senior Representative, for the ratable account of the Senior Secured Creditors and the Senior Notes Creditors, in the same form as so received (with any necessary endorsement or assignment), for application (in the case of cash) to, or to be held as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full.

          No payment or distribution of any property or assets of Fox Kids of any kind or character (including, without limitation, any payment that may be payable by reason of any other Indebtedness of Fox Kids being subordinated to payment of the Subordinated Indebtedness) shall be made by or on behalf of Fox Kids for or on account of any Subordinated Indebtedness, unless and until all of the Senior Indebtedness shall have been paid in full or unless such payment is expressly permitted to be made under Section 8(d)(i)(D) of the Fox Kids Guarantee and Sections 10.8 and 10.9 of the Indentures. Furthermore, so long as the Senior Indebtedness shall not have been paid in full, the Subordinated Lender shall not (a) ask, demand, sue for, take or receive from Fox Kids, directly or indirectly, in cash or other property or by setoff or in any manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Indebtedness, except to the extent that such payment is expressly permitted to be made under Section 8(d)(i)(D) of the Fox Kids Guarantee and Sections 10.8 and 10.9 of the Indentures, (b) commence, or join with any creditor other than the Senior Representative in commencing, or directly or indirectly cause Fox Kids to commence, or assist Fox Kids in commencing, any Insolvency Proceeding, or (c) request or accept any collateral or other security for the Subordinated Indebtedness. If the Subordinated Lender, in contravention hereof, shall commence, prosecute or participate in any Insolvency Proceeding, then the Senior Representative may intervene and interpose as a defense or plea the terms of this Subordinated Note in its own name or in the name of the Subordinated Lender.

                                     E-1-5

          Until such time as all of the Senior Indebtedness has been paid in full, if any Insolvency Proceeding is commenced by or against Fox Kids:

          (a) the Senior Representative is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution otherwise payable to the Subordinated Lender in respect of this Subordinated Note and give acquittance therefor, and to file claims and proofs of claim and take such other actions (including, without limitation, voting the Subordinated Indebtedness or enforcing any security interest or other lien securing payment of the Subordinated Indebtedness) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Representative or any of the other Senior Creditors under this Subordinated Note; and

          (b) the Subordinated Lender shall duly and promptly take such action as the Senior Representative may reasonably request (i) to collect the Subordinated Indebtedness for the account of the Senior Representative, for the ratable benefit of the Senior Secured Creditors and the Senior Notes Creditors, and to file appropriate claims or proofs of claim in respect of the Subordinated Indebtedness, (ii) to execute and deliver to the Senior Representative such powers of attorney, assignments or other instruments as the Senior Representative may reasonably request in order to enable the Senior Representative to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

          All payments or distributions upon or with respect to the Subordinated Indebtedness that are received by the Subordinated Lender contrary to the provisions of this Subordinated Note shall be received in trust for the benefit of the Senior Representative and the Senior Creditors, shall be segregated from other property or funds of the Subordinated Lender and shall be paid or delivered forthwith directly to the Senior Representative, for the account of the Senior Secured Creditors and the Senior Notes Creditors, in the same form as so received (with any necessary endorsement or assignment), to be applied (in the case of cash) to, or held as collateral (in the case of noncash property or securities) for, the payment or prepayment

                                     E-1-6
of the Senior Indebtedness until all of the Senior Indebtedness shall have been paid in full.

          To the extent that Fox Kids, the Subordinated Lender or any of their respective Subsidiaries or any other guarantor of or provider of collateral for the Senior Indebtedness shall make any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause (any such payment being a "VOIDED PAYMENT"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Lender shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Senior Representative or any of the other Senior Creditors and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause, the Subordinated Lender shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Representative and the other Senior Creditors, and the Subordinated Lender hereby agrees to pay to the Senior Representative, upon demand, the full amount so received by the Subordinated Lender during such period of time to the extent necessary to fully restore to the Senior Representative and the other Senior Creditors the amount of such Voided Payment, which amount shall be applied as set forth in the immediately preceding paragraph.

          The Senior Representative is hereby authorized to demand specific performance of the subordination provisions of this Subordinated Note, whether or not Fox Kids shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Lender shall have failed to comply with any of the subordination provisions of this Subordinated Note. The Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

          The Subordinated Lender will not:

          (a) (i) Cancel or otherwise discharge any of the Subordinated Indebtedness (except upon payment in full of all of the Senior Indebtedness or, at any time and from time to time prior thereto, to the extent that such payment is expressly permitted to be made under Sec-


                                     E-1-7
     tion 8 (d) (i) (D) of the Fox Kids Guarantee and under Sections 10.8 and
     10.9 of the Indentures), (ii) convert or exchange any of the Subordinated Indebtedness into or for any other Indebtedness (except to the extent expressly permitted by the Indentures), (iii) convert or exchange any of the Subordinated Indebtedness into or for any Equity Interest in Fox Kids or otherwise (except to the extent expressly permitted by the Indentures) or (iv) subordinate any of the Subordinated Indebtedness to any Indebtedness of Fox Kids other than the Senior Indebtedness (except that no consent of the holders of the Senior Notes or either of the trustees for the Senior Notes shall be required to subordinate any of the Subordinated Indebtedness to any other Indebtedness of Fox Kids (although nothing herein shall limit the obligation of any holder of Indebtedness of Fox Kids to turn over or otherwise subordinate itself to any or all of the Senior Creditors in accordance with any subordination provisions applicable to such Indebtedness);

          (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness; or

          (c) Permit the terms of any of the Subordinated Indebtedness to be amended, waived, supplemented or otherwise modified in such a manner as could have an adverse effect upon the rights or interests of the Senior Representative or any of the other Senior Creditors under this Subordinated Note, any of the Loan Documents, either of the Indentures or any of the other agreements, instruments or other documents evidencing or otherwise setting forth the terms of any of the Senior Indebtedness.

          No payment or distribution to the Senior Representative or any of the other Senior Creditors pursuant to the provisions of this Subordinated Note shall entitle the Subordinated Lender to exercise any rights of subrogation in respect thereof, nor shall the Subordinated Lender have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of Fox Kids or any of the other guarantors, sureties or providers of collateral security for the Senior Indebtedness, or any right to participate in any claim or remedy of the Senior Representative or any of the other Senior Creditors against Fox Kids or any of the Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from Fox Kids, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right), until (i) all of the Senior Indebtedness shall have been paid in full and all of

                                     E-1-8
the commitments of the Secured Parties and the other holders thereof shall have expired or been terminated, (ii) all of the Bank Hedge Agreements shall have expired or been terminated and (iii) the Termination Date shall have occurred.

          The holders of the Senior Indebtedness may, at any time and from time to time, without any consent of or notice to the Subordinated Lender or any other holder of the Subordinated Indebtedness and without impairing or releasing the obligations of the Subordinated Lender hereunder:

          (a) change the manner, place or terms of payment of, or change or extend the time of payment of, or renew payment or change or extend the time or payment of, or renew or alter, the Senior Indebtedness (including any change in the rate of interest thereon), or amend, supplement or otherwise modify in any manner any instrument, agreement or other document under which any of the Senior Indebtedness is outstanding;

          (b) sell, exchange, release, not perfect and otherwise deal with any of the property or assets of any Person at any time pledged, assigned or mortgaged to secure the Senior Indebtedness;

          (c) release any Person liable in any manner under or in respect of the Senior Indebtedness;

          (d) exercise or refrain from exercising any rights against Fox Kids, any of the other Loan Parties or any of their respective Subsidiaries or any other Person;

          (e) apply to the Senior Indebtedness any sums from time to time received by or on behalf of the Senior Representative or any of the other Senior Creditors; and

          (f) sell, assign, transfer or exchange any of the Senior Indebtedness.

          Each of Fox Kids and the Subordinated Lender will, if reasonably requested by the Senior Representative or either of the trustees for the Senior Notes, further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions of this Subordinated Note. Each of Fox Kids and the Subordinated Lender will, at its sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that the Senior Representative or either of the trustees for the Senior Notes may reasonably deem desirable and may request in order to protect any right or interest granted

                                     E-1-9
or purported to be granted under the subordination provisions of this Subordinated Note or to enable the Senior Representative or any of the other Senior Creditors to exercise and enforce its rights and remedies hereunder.

          The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and the holders of the Subordinated Indebtedness, on the other hand. Such provisions are for the benefit of the holders of the Senior Indebtedness and shall inure to the benefit of, and shall be enforceable by, the Senior Representative, on behalf of itself and the other Senior Creditors, directly against the holders of the Subordinated Indebtedness, and no holder of the Senior Indebtedness shall be prejudiced in its right to enforce the subordination of any of the Subordinated Indebtedness by any act or failure to act by Fox Kids or any Person in custody of its property or assets. The subordination provisions herein shall constitute a continuing offer to each and every holder of Senior Indebtedness from time to time and such holders are intended third party beneficiaries hereof. Nothing contained in the foregoing provisions is intended to or shall impair, as between Fox Kids and the holders of the Subordinated Indebtedness, the obligations of Fox Kids to such holders.

          Fox Kids agrees to pay, upon demand therefor, all of the reasonable and properly documented out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Senior Representative or any of the other Senior Creditors in enforcing the provisions of this Subordinated Note.

          Fox Kids hereby waives promptness, diligence, presentment for payment, demand, notice of dishonor and protest and any other notice with respect to this Subordinated Note.

          None of the rights or interests of the Subordinated Lender in this Subordinated Note may be assigned or otherwise transferred thereby to any Person other than a member of the TNCL Group or the Saban Group (each as defined in the Credit Agreement on the Effective Date) without the prior written consent of Fox Kids and the Senior Representative.

          No amendment, waiver or modification of this Subordinated Note (including, without limitation, the subordination provisions hereof), and no consent to any departure herefrom, shall be effective unless the same shall be in writing and signed by the Subordinated Lender and, if any such amendment, waiver or modification of this Subordinated Note (including, without limitation, the subordination provisions hereof) could

                                    E-1-10
adversely affect the rights or interests of the Senior Representative or any of the other Senior Creditors under or in respect of this Subordinated Note, any of the Loan Documents, either of these Indentures or any of the other agreements, instruments or other documents evidencing or otherwise setting forth the terms of any of the Senior Indebtedness in any manner, signed by the Senior Representative and/or each of the trustees for the Senior Notes, and then, in each case, such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that neither of the trustees for the Senior Notes shall be required to consent to any such amendment, waiver or modification that would not adversely affect the rights or interests of any of the Senior Notes Creditors.

          No failure on the part of the Subordinated Lender or the Senior Representative or any of the other Senior Creditors to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by applicable law.

          This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding (to the fullest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of New York.

                                         FOX KIDS WORLDWIDE, INC.

                                         By __________________________________
                                            Name:
                                            Title:

                                    E-1-11

                LOAN AND PAYMENTS AND PREPAYMENTS OF PRINCIPAL

 ___________________________________________________________________________________________________
                                         Amount of
   Date         Amount of             Principal Paid            Unpaid Principal        Notation
                  Loan                  or Prepaid                  Balance             Made by
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________
 ___________________________________________________________________________________________________

                                    E-1-12

                                                                     EXHIBIT E-2
                                                                     -----------
                     Form of Opinion of Counsel Relating to
                     --------------------------------------
                              Subordinated Loan/2/
                              --------------------


          Each of Fox Kids and the Subordinated Lender has all requisite power and authority to execute, deliver and perform its respective obligations under the subordination terms of the Subordinated Loan, and the Subordinated Loan (including the subordination terms thereof) has been duly and validly authorized, executed and delivered by Fox Kids and the subordination terms of the Subordinated Loan constitute the valid and binding agreement of each of Fox Kids and each Subordinated Lender enforceable against each of Fox Kids and the Subordinated Lender in accordance with the terms thereof, except that (a) the enforceability thereof against such person may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally in the case of a bankruptcy or insolvency involving such person and (b) the availability of equitable remedies may be limited by equitable principles of general applicability [Note: language in clauses (a) and (b) may be varied on a basis consistent with such language and the opinions delivered to the Underwriters in connection with the issuance of the Securities depending upon actual jurisdictions involved].

___________________________
/2/  May take the form of one or more opinions.

                                     E-2-1